Exhibit 4.1

EXECUTION VERSION

MOVIE ESCROW, INC.

7.75% SENIOR SECURED NOTES DUE 2021

INDENTURE

Dated as of December 19, 2014

Deutsche Bank Trust Company Americas,

as Trustee and Collateral Agent

i

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	NOTE PROVISIONS (SCHEDULE OF PRINCIPAL AMOUNT AND LEGENDS)
Exhibit C	[RESERVED]
Exhibit D	[RESERVED]
Exhibit E	FORM OF CERTIFICATE OF TRANSFER
Exhibit F	FORM OF CERTIFICATE OF EXCHANGE
Exhibit G	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS
Exhibit H	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED IN CONNECTION WITH THE ASSUMPTION

INDENTURE dated as of December 19, 2014 by and among Movie Escrow, Inc., a Delaware corporation (including any and all successors thereto, the “Company”), and Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Trustee”) and as Collateral Agent (as defined herein).

The Company, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 7.75% Senior Secured Notes due 2021 (the “Notes”):

ARTICLE 1.
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01.                         Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Restricted Security Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Additional Assets” means:

(i)                          any Property (other than cash, cash equivalents or securities) to be owned by GCA, the Company or a Restricted Subsidiary and used in a Related Business,

(ii)                          the costs of improving, restoring, replacing or developing any Property owned by GCA, the Company or a Restricted Subsidiary which is used in a Related Business, or

(iii)                           Investments in any other Person engaged primarily in a Related Business (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary in compliance with the procedure for designation of Restricted Subsidiaries set forth below in the definition of “Restricted Subsidiary.”

“Additional Pari Passu Agent” has the meaning given that term in the Security Agreement.

“Additional Notes” means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 2.14 and subject to compliance with Article 4.

“Affiliate” means, with respect to any Person, a Person:

(i)                          which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person,

(ii)                          which directly or indirectly through one or more intermediaries beneficially owns or holds 10% or more of any class of the Voting Stock of such Person (or a 10% or greater equity interest in a Person which is not a corporation), or

(iii)                           of which 10% or more of any class of the Voting Stock (or, in the case of a Person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held directly or indirectly through one or more intermediaries by such Person.

The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent, Transfer Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any redemption date (and as determined by the Company), the greater of:

(i)                          1.0% of the principal amount of the Note; or

(ii)                          the excess of:

(a)                                 the present value at such redemption date of (1) the redemption price of the Note at March 15, 2018 (such redemption price being set forth in the table in Section 3.07(a)) plus (2) all required interest payments due on the Note through March 15, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)                                 the principal amount of the Note, if greater.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means the sale, conveyance, transfer, lease or other disposition, whether in a single transaction or a series of related transactions (including, without limitation, dispositions pursuant to Sale/Leaseback Transactions or pursuant to the merger of GCA, the Company or any Restricted Subsidiary with or into any person other than GCA, the Company or a Restricted Subsidiary), by GCA, the Company or a Restricted Subsidiary to any Person other than GCA, the Company or a Restricted Subsidiary of:

(i)                          any of the Capital Stock or other ownership interests of any Subsidiary of GCA or the Company, or

(ii)                          any other Property of GCA or the Company or any Property of any Restricted Subsidiary, in each case not in the ordinary course of business of GCA, the Company or such Restricted Subsidiary.

Notwithstanding the foregoing, the following items will not be deemed to be Asset Sales:

(a)                                 any single transaction or series of related transactions that involves assets having a Fair Market Value of $10.0 million or less;

(b)                                 any issuance or other such disposition of Capital Stock or other ownership interests of any Restricted Subsidiary to GCA, the Company or another Restricted Subsidiary;

(c)                                  any such disposition of Property between or among GCA, the Company and the Restricted Subsidiaries;

(d)                                 the sale or other disposition of cash or Temporary Cash Investments;

(e)                                  any exchange of like Property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Related Business;

(f)                                   a Restricted Payment that is permitted under Section 4.06;

(g)                                  the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described under Section 5.01 or any disposition that constitutes a Change of Control;

(h)                                 any grant of a non-exclusive license of trademarks, know-how, patents and any other intellectual property or intellectual property rights;

(i)                                     dispositions that occur in the ordinary course of GCA’s, the Company’s or a Restricted Subsidiary’s business in connection with Permitted Liens;

(j)                                    any sale of inventory or other assets or any disposition of any obsolete, damaged or worn out property or equipment;

(k)                                 the disposition of receivables in connection with the compromise, settlement or collection thereof;

(l)                                     any Asset Sale prior to the Merger Date that is permitted by the Merger Agreement;

(m)                             the Transactions; and

(n)                                 any surrender or waiver of contractual rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind that occur in the ordinary course of GCA’s, the Company’s or any Restricted Subsidiary’s business.

“Assumption” means the consummation of the transactions whereby (a) Global Cash Access, Inc., a Delaware corporation, will assume all of the obligations of the Company under this Indenture and the Notes pursuant to a supplemental indenture in the form of Exhibit H hereto and (b) certain Guarantors will guarantee the Notes.

“Attributable Indebtedness” means Indebtedness deemed to be Incurred in respect of a Sale/Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the applicable Person or any committee thereof duly authorized to act on behalf of such Board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors, to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligations” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.  For purposes of Section 4.11, Capital Lease Obligations shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrants, options or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

“Cash Contribution” means the funding of a portion of the funds required under the Merger Agreement from cash on hand of GCA and its Subsidiaries, in an aggregate amount not less than $130 million.

“Change of Control” means the occurrence of any of the following at any time after the Issue Date:

(i)                          (A) any “person” or “group” (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 35% or more of the total voting power of all classes of the Voting Stock of GCA and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis or (B) GCA ceases to directly own 100% of the Capital Stock of the Company;

(ii)                          the sale, lease, conveyance or other transfer of all or substantially all of the Property of GCA or the Company (other than to any Restricted Subsidiary), determined on a consolidated basis, shall have occurred;

(iii)                           the stockholders of GCA or the Company shall have approved any plan of liquidation or dissolution of GCA or the Company; or

(iv)                         GCA or the Company consolidates with or merges into another Person or any Person consolidates with or merges into GCA or the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where:

(a)                                 the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock, and

(b)                                 the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means the property subject (or purported to be subject) to a Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, under the Security Agreement and the other Security Documents, and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that is subject (or purported to be subject) to a Lien in favor of Collateral Agent to secure the Notes Obligations.

“Collateral Agent” means Deutsche Bank Trust Company Americas in its capacity as Collateral Agent under this Indenture and the Security Documents.

“Company” has the meaning assigned to it in the preamble to this Indenture.

“Consolidated EBITDA” means, for any period, without duplication, the sum of:

(i)                          Consolidated Net Income; and

(ii)                          to the extent Consolidated Net Income has been reduced thereby:

(a)                                 total interest expense (inclusive of amortization of deferred financing fees and other original issue discount and banking fees, charges and commissions (e.g., letter of credit fees and commitment fees)) (exclusive of any interest expense arising pursuant to the Vault Cash Agreement),

(b)                                 provisions for taxes based on income and foreign withholding taxes,

(c)                                  consolidated depreciation expense,

(d)                                 consolidated amortization expense including amortization of Development Agreement expense,

(e)                                  all preopening expenses paid or accrued,

(f)                                   other non-cash items reducing Consolidated Net Income,

(g)                                  the amount of all other non-cash charges (including without limitation non-cash stock compensation expense),

(h)                                 the amount of all fees and expenses incurred in connection with the Transaction and any Permitted Investment (whether or not consummated) during such period;

(i)                                     the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions, mergers or consolidations after the Issue Date, costs related to the closure and/or consolidation of facilities, severance costs, retention charges, systems establishment costs and excess pension charges, excluding, for the avoidance of doubt, development costs in connection with unreleased products;

(j)                                    the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Company in good faith to be reasonably anticipated to be realizable or for which a plan for realization shall have been established within 12 months of the date thereof (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions losses, charges and expenses relating to the Transactions incurred on or prior to the first anniversary of the Merger Date, including without limitation, integration costs; personnel restructuring, redundancy, severance or termination; one-time compensation charges; and the amount of any signing, retention and completion bonuses; provided that all steps have been taken for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Company); provided, further, that the aggregate amount of addbacks made pursuant to this clause (j) in any four fiscal quarter period shall not exceed 15% of Consolidated EBITDA (after giving effect to any such addbacks) for such four fiscal quarter period, minus other non-cash items increasing Consolidated Net Income;

all as determined on a consolidated basis for GCA, the Company and the Restricted Subsidiaries in conformity with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated EBITDA during the Reference Period to the aggregate amount of Consolidated Fixed Charges during the Reference Period.

“Consolidated Fixed Charges” means, for any period, the total interest expense of GCA, the Company, and the Restricted Subsidiaries (but excluding any interest expense arising pursuant to the Vault Cash Agreement) including:

(i)                          the interest component of Capital Lease Obligations, which shall be deemed to accrue at any interest rate reasonably determined by the Company to be the rate of interest implicit in such Capital Lease Obligations,

(ii)                          amortization of Indebtedness discount and commissions, discounts and other similar fees and charges owed with respect to Indebtedness,

(iii)                           commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing,

(iv)                         net costs pursuant to Interest Rate Agreements,

(v)                         dividends on all Preferred Stock of Restricted Subsidiaries held by Persons other than GCA, the Company or a Restricted Subsidiary,

(vi)                         interest attributable to the Indebtedness of any other Person for which GCA, the Company or any Restricted Subsidiary is responsible or liable as obligor, guarantor or otherwise, plus

(vii)                          any dividend or distribution, whether in cash, Property or securities, on Disqualified Stock of the Company;

minus (A) interest income and (B) non-cash interest expense to the extent such expense (i) consists of pay-in-kind interest or (ii) results from the accretion of earn-out obligations Incurred in compliance with this Indenture during such period.

For the avoidance of doubt and consistent with GAAP, Consolidated Fixed Charges shall not include any capitalized interest.

“Consolidated Funded Indebtedness” means, as of any date of determination, for GCA, the Company and the Restricted Subsidiaries on a consolidated basis (exclusive of any Indebtedness of the Restricted Subsidiaries to GCA, the Company or another Restricted Subsidiary or any Indebtedness of GCA or the Company to any Restricted Subsidiary), the sum (without duplication) of (a) the outstanding principal amount of all Indebtedness for borrowed money, (b) the aggregate amount of all capital lease obligations, (c) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of Persons other than GCA, the Company or any Restricted Subsidiary, and (d) all liabilities under any non-appealable judgment rendered against GCA, the Company or any Restricted Subsidiary. Notwithstanding the foregoing, Consolidated Funded Indebtedness shall not include any Defeased Indebtedness. The amount of Consolidated Funded Indebtedness shall be deemed to be zero with respect to any letter of credit, unless and until a drawing is made with respect thereto. “Consolidated Funded Indebtedness” shall exclude the Consolidated Funded Indebtedness of each Unrestricted Subsidiary and all Subsidiaries of any Unrestricted Subsidiary.

“Consolidated Net Income” means for any period, the net income (loss) of GCA, the Company and their respective Subsidiaries determined in accordance with GAAP; provided, however, that the following items shall be excluded from the computation of Consolidated Net Income:

(i)                          any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that, subject to the limitations contained in (iii) below,

(x)                                 the net income (or, if applicable, the Company’s equity in the net income) of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to GCA, the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below) and

(y)                                 the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income;

(ii)                          any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)                                 subject to the limitations contained in (iii) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause), and

(b)                                 the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(iii)                           any gain or loss realized upon the sale or other disposition of any Property of GCA, the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

(iv)                         losses, charges and expenses relating to the Transactions incurred on or prior to the first anniversary of the Merger Date, including without limitation, measurement period adjustments; the effects of adjustments (including the effects of such adjustments pushed down to GCA, the Company and the Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting; integration costs; personnel restructuring, redundancy, severance or termination; one-time compensation charges; and the amount of any signing, retention and completion bonuses;

(v)                         items classified as extraordinary or any non-cash item classified as non-recurring;

(vi)                         any non-cash charges related to fair value adjustments;

(vii)                          expenses or charges relating to the amortization of intangibles;

(viii)                           deferred financing costs amortized or written off, and premiums and prepayment penalties and other fees, premiums or reserves paid in connection with any refinancing or repayment of Indebtedness, any amendment, supplement, consent or waiver in connection with any Indebtedness, or any acquisition, disposition or financing;

(ix)                         any gain or loss realized in connection with any refinancing or repayment of Indebtedness;

(x)                         accruals and reserves that are established or adjusted, in each case within 12 months of the subject transaction, as a result of the Transactions or any acquisition, Investment, asset disposition, write down or write off (including the related tax benefit) in accordance with GAAP (including any adjustment of estimated payouts on earn-outs); and

(xi)                         the cumulative effect of a change in accounting principles.

For purposes of calculating Consolidated Net Income, any non-recurring charges or expenses of such Person or of a company or business acquired by such Person (in each case, including those relating to severance, relocation costs and one time compensation charges and any charges or expenses in connection with conforming accounting policies or reaudited, combining or restating financial information), in each case, incurred in connection with the purchase or acquisition of such acquired company or business by such Person shall be added to the Consolidated Net Income of such Person, to the extent any such charges or expenses were deducted in computing such Consolidated Net Income of such Person.

“Consolidated Secured Leverage Ratio” means, with respect to any Reference Period, the ratio of (a) (i) Consolidated Funded Indebtedness that is secured by a Lien as of the last day of any such Reference Period minus (ii) the aggregate amount of cash and Temporary Cash Investments of GCA and the Restricted Subsidiaries as of the last day of any such Reference Period (other than proceeds of any accordion facilities under any Credit Facility to be drawn at such time) that is not Restricted in an amount not to exceed $50,000,000 in the aggregate to (b) Consolidated EBITDA for such Reference Period. For purposes hereof, the term “Restricted” means that the cash or Temporary Cash Investments (i) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the GCA or such Restricted Subsidiary, unless such appearance is related to any Credit Facility Incurred pursuant to Section 4.08(b)(iii) (or the Liens created thereunder), (ii) are subject to any Lien in favor of any Person other than the collateral agent in respect of the Credit Facility referred to in clause (i), or (iii) is vault cash supplied pursuant to the Vault Cash Agreement or is cash that is to be used to settle a settlement liability under the Vault Cash Agreement.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give written notice to the Company.

“Credit Facility” means (i) the New Credit Facilities and (ii) whether or not the New Credit Facilities remain outstanding, if designated by the Company to be included in the definition of “Credit Facility,” one or more (a) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (b) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (c) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Facility Agent” means Bank of America, N.A. in its capacity as administrative agent and collateral agent under the New Credit Facilities, and shall include any successor thereto as well as any Person designated as the “Agent” or “Administrative Agent” under any Credit Facility.

“Credit Facility Documentation” means the collective reference to any Credit Facility, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Credit Facility Obligations” shall mean the Obligations under any Credit Facility.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Custodian” means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defeased Indebtedness” means Indebtedness (a) that has been defeased or satisfied and discharged in accordance with the terms of this Indenture or other agreement under which it was issued, (b) that has been called for redemption and for which funds sufficient to redeem such Indebtedness have been set aside by the Company, (c) for which amounts are set aside in trust or are held by a representative of the holders of such Indebtedness or any third party escrow agent pending satisfaction or waiver of the conditions for the release of such funds or (d) that has otherwise been defeased or satisfied and discharged.

“Definitive Notes” means, individually and collectively, each certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto.

“Depositary” means, with respect to the Global Notes, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Development Agreements” means direct or indirect investments made (i) by way of placement fees paid for rights to place gaming units at gaming facilities or (ii) in the development, construction, remodel or expansion of gaming facilities, in either case including but not limited to Native American tribal gaming facilities, which investments may consist of notes receivable or credit extensions made to existing or prospective customers by one or more of GCA, the Company or a Restricted Subsidiary, in the case of joint development agreements.

“Disqualified Stock” of a Person means any Capital Stock of such Person:

(i)                          that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise:

(a)                                 matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b)                                 is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

(c)                                  is convertible or exchangeable or exercisable for Indebtedness; and

(ii)                          as to which the maturity, mandatory redemption, conversion or exchange or redemption at the option of the holder thereof occurs, or may occur, in the case of each of clauses (i) or (ii) on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that such Capital Stock of the Company or any of its Subsidiaries shall not constitute Disqualified Stock if it is redeemable prior to the first anniversary of the Stated Maturity of the Notes only if:

(a)                                 the holder or a beneficial owner of such Capital Stock is required to qualify under the Gaming Laws and does not so qualify, or

(b)                                 the Board of Directors determines in its reasonable, good faith judgment, as evidenced by a Board Resolution, that as a result of a holder or beneficial owner owning such Capital Stock, GCA, the Company or any of their respective Subsidiaries has lost or may lose any Gaming License, which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of GCA, the Company and their respective Subsidiaries, taken as a whole, or would restrict the ability of GCA, the Company or any of their respective Subsidiaries to conduct business in any gaming jurisdiction.

“Domestic Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Loss” means, with respect to any Property with a Fair Market Value of more than $10.0 million, any loss, destruction or damage of such Property, or any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation or requisition of the use of such Property.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning given that term in the Security Agreement.

“Fair Market Value” means with respect to any Property, the price which could be negotiated in an arm’s-length free market transaction, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value will be determined, except as otherwise provided:

(i)                          if such Property has a Fair Market Value of $15.0 million or less, by any Officer of the Company; or

(ii)                          if such Property has a Fair Market Value in excess of $15.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction (or the date of the written agreement with respect to such transaction), delivered to the Trustee.

“First Lien Facility Documentation” means the Credit Facility Documentation, the Notes Documentation and Permitted Additional Pari Passu Debt Documents.

“First Lien Obligations” means the Credit Facility Obligations, the Notes Obligations and any Permitted Additional Pari Passu Obligations.

“GAAP” means accounting principles generally accepted in the United States of America in effect on the date of this Indenture.

“Gaming Authority” means the Mississippi Gaming Commission, the Nevada State Gaming Control Board, the Nevada Gaming Commission and any other agency (including, without limitation, any agency established by a federally-recognized Indian tribe to regulate gaming on such tribe’s reservation), authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever which has, or may at any time after the date of this Indenture have, regulatory control or jurisdiction over the manufacture, sale, distribution or operation of gaming equipment, the design, operation or distribution of internet gaming services or products, the ownership or operation of any current or contemplated casinos, or any other gaming activities and operations or any other gaming activities of GCA or any of its Subsidiaries, or any successor to such authority.

“Gaming Laws” means all laws, including any rules, regulations, judgments, injunctions, orders, decrees or other restrictions of any Gaming Authority, applicable to the gaming industry or Indian tribes or the manufacture, sale, lease, distribution or operation of gaming devices or equipment, the design, operation or distribution of internet gaming services or products, online gaming products and services, the ownership or operation of current or contemplated casinos or any other gaming activities and operations to which GCA or any of its Subsidiaries is, or may at any time after the date of this Indenture be, subject.

“Gaming License” means any license, permit, finding of suitability, approval, registration, franchise or other authorization from any Gaming Authority required on the date of this Indenture or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of GCA, the Company and their respective Subsidiaries, including all licenses granted under Gaming Laws and other Legal Requirements.

“GCA” means Global Cash Access Holdings, Inc., a Delaware corporation.

“Global Note Legend” means the Legend set forth in Exhibit B under the caption “Form of Global Note Legend,” which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv) or 2.06(d)(ii).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any Gaming Authority and any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” has the meaning given that term in the Security Agreement.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such first Person:

(i)                          to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(ii)                          entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means, following the Merger Date, GCA and any Significant Subsidiary of GCA (including Multimedia Games and its Significant Subsidiaries) that gives a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Holder” means, with respect to any Note, the Person whose name appears as the registered holder of such Note on the register kept by the Trustee.

“Incur” means, with respect to any Indebtedness or other obligation of any Person to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or become liable, in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the consolidated balance sheet of such Person including by merger or operation of law (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing).

“Indebtedness” means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the Property of such Person or only to a portion thereof), or the principal amount of such indebtedness evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute customer advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included:

(i)                          any Capital Lease Obligations;

(ii)                          Indebtedness of other Persons secured by a Lien to which the Property owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such Indebtedness being deemed to be the lesser of the value of such Property or the amount of the Indebtedness so secured);

(iii)                           Guarantees of Indebtedness of other Persons;

(iv)                         any Disqualified Stock;

(v)                         any Attributable Indebtedness;

(vi)                         all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments or credit transactions issued for the account of such Person (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in this definition) of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

(vii)                          in the case of the Company, Preferred Stock of its Restricted Subsidiaries; and

(viii)                           obligations pursuant to any Interest Rate Agreement or Currency Exchange Protection Agreement.

Notwithstanding the foregoing, Indebtedness shall not include any interest, accrued interest or customary earn-out obligations or other contingent consideration until due and payable.  For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock or Preferred Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock or Preferred Stock.  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any other obligations described in clauses (i) through (viii) above in respect thereof at such date.  Notwithstanding the foregoing, Indebtedness shall not include obligations arising solely out of the conversion of “vault cash” supplied pursuant to the Vault Cash Agreement (as amended, modified, supplemented or replaced from time to time to the extent permitted hereunder) for normal operating requirements of the ATMs into obligations of the Company by operation of the Vault Cash Agreement so long as the proceeds of such obligations are used solely in the ATMs, as provided in the Vault Cash Agreement and for no other purpose.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $350.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Issue Date, among the Collateral Agent, the Credit Facility Agent and the other parties thereto.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others), in connection with the performance of obligations under any completion guaranty or otherwise, to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person, including the designation by the Board of Directors of a Person to be an Unrestricted Subsidiary.  The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to the Person making such Investment in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment.  In determining the amount of any Investment in respect of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Issue Date” means December 19, 2014.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the cities of New York, New York and Las Vegas, Nevada or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Legal Requirements” means all laws, statutes and ordinances and all rules, orders, rulings, regulations, directives, decrees, injunctions and requirements of all governmental authorities, that are now or may hereafter be in existence, and that may be applicable to GCA or any Subsidiary or Affiliate thereof

(including building codes, zoning and environmental laws, regulations and ordinances and Gaming Laws), as modified by any variances, special use permits, waivers, exceptions or other exemptions which may from time to time be applicable.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). Any Sale/Leaseback Transaction shall be deemed to constitute a Lien on the Property which is the subject of such Sale/Leaseback Transaction securing the Attributable Indebtedness represented thereby.

“Merger” means the consummation of the merger of Merger Sub with and into Multimedia Games pursuant to the Merger Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger entered into on September 8, 2014 by and among GCA, Merger Sub and Multimedia Games, as amended, modified, supplemented or restated from time to time.

“Merger Date” means the date on which the Merger occurs.

“Merger Sub” means Movie Merger Sub, Inc., a Texas corporation.

“Multimedia Games” means Multimedia Games Holding Company, Inc., a Texas corporation.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Property” has the meaning assigned to it in Section 4.21.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Proceeds” from any Asset Sale or Event of Loss by any Person or its Restricted Subsidiaries means cash and cash equivalents received in respect of the Property sold or with respect to which an Event of Loss occurred, excluding business interruption or delay in completion insurance proceeds, and net of:

(i)                          all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with an Asset Sale or Event of Loss, including, without limitation, all legal, title and recording tax expenses, commissions and fees and expenses incurred (but excluding any finder’s fee or broker’s fee payable to any Affiliate of such Person) and all Federal, state, provincial, foreign and local taxes arising in connection with such Asset Sale or Event of Loss that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries,

(ii)                          all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Property in accordance with the terms of any Lien upon or with respect to such Property or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale or Event of Loss, and

(iii)                           all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such Asset Sale or Event of Loss; provided, however, that, in the event that any consideration for an Asset Sale or Event of Loss (which would otherwise constitute Net Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided, further, that any non-cash consideration received in connection with an Asset Sale or Event of Loss which is subsequently converted to cash shall be deemed to be Net Proceeds at and from the time of such conversion.

“New Credit Facilities” means the Credit Agreement to be entered into on or prior to the Merger Date, among GCA, Global Cash Access, Inc., as borrower, the financial institutions named therein, Bank of America, N.A., as administrative agent, letter of credit issuer and swing line lender, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“New Unsecured Indenture” means that certain indenture, to be dated the Issue Date, by and between the Company and Deutsche Bank Trust Company Americas, as trustee thereunder, as the same may be supplemented from time to time, and relating to the New Unsecured Notes.

“New Unsecured Notes” means the senior unsecured notes due 2022 of the Company under the New Unsecured Indenture in an aggregate principal amount of $350.0 million, but not any additional notes issued under such indenture.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes set forth in Article 10, including as a result of execution of a Supplemental Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture except for redemption rights and obligations.  Unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notes Documentation” means this Indenture, any notes issued pursuant hereto and the Notes Guarantees thereof, and Security Documents, those other ancillary agreements as to which the Collateral Agent, the Trustee, or any holders of the Notes, in each case, in its capacity as such, is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of the Company or any Guarantor or any of its respective subsidiaries or Affiliates, and delivered to the Collateral Agent, in connection with any of the foregoing, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Notes Obligations” means all Obligations under the Notes, the Notes Guarantees, this Indenture and the Security Documents.

“Notes Secured Parties” means the Trustee, the Collateral Agent and the Holders of the Notes.

“Obligations” means, with respect to any Indebtedness, all principal, interest, premiums, penalties, fees, indemnities, expenses (including legal fees and expenses), reimbursement obligations and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness (including interest, fees and expenses accruing on or after the filing of any petition in bankruptcy or under any other applicable debtor relief laws or for reorganization relating to the Company or any Guarantor whether or not a claim therefor is allowed or allowable in such proceedings).

“Offering” means the offering of the Notes by the Company.

“Offering Memorandum” means the Offering Memorandum dated December 17, 2014, pursuant to which the Initial Notes were offered.

“Officer” means the Chief Executive Officer, President, Treasurer, any Executive Vice President, Senior Vice President or any Vice President of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company; provided, however, that any such certificate required to be delivered by Movie Escrow, Inc. shall be signed by one Officer.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or any Guarantor.

“Pari Passu Liens” means Liens securing Obligations ranking pari passu with the Notes Obligations that by their terms are intended to be secured equally and ratably with the Notes Obligations and are permitted pursuant to the applicable provisions of this Indenture and the Security Documents.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Additional Pari Passu Obligations” means any additional Indebtedness and related Obligations secured by the Pari Passu Liens; provided that (i) after giving pro forma effect to the incurrence of such Indebtedness and the intended use of proceeds thereof determined as of the last day of the fiscal quarter most recently then ended for which financial statements are available, the Consolidated Secured Leverage Ratio of GCA and its Restricted Subsidiaries shall be no greater than 3.50 to 1.00, (ii) the representative of such Permitted Additional Pari Passu Obligations executes a joinder agreement to the Security Documents and/or the Intercreditor Agreement, to the extent required thereby, in the forms attached thereto agreeing to be bound thereby and (ii) the Company has designated such Indebtedness as “Permitted Additional Pari Passu Obligations” under this Indenture and the other applicable Notes Documentation.

“Permitted Investment” means an Investment by GCA, the Company or any Restricted Subsidiary in:

(i)                          a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(ii)                          another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, GCA, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(iii)                           Temporary Cash Investments;

(iv)                         receivables owing to GCA, the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, including without limitation credit extended to customers; provided, however, that such trade terms may include such concessionary trade terms as GCA, the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(v)                         payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(vi)                         loans or advances to employees made in the ordinary course of business consistent with past practices of GCA, the Company or such Restricted Subsidiary, as the case may be;

(vii)                          stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to GCA, the Company or any Restricted Subsidiary or in satisfaction of judgments;

(viii)                           any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date so long as such extension, modification or renewal does not increase the Investment as in effect at the Issue Date or is not materially adverse to the interests of the noteholders;

(ix)                         securities received pursuant to clause (ii) of Section 4.09(a);

(x)                         Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(xi)                         Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property in the ordinary course of business;

(xii)                          other Investments in an aggregate amount not to exceed, together with all Investments made pursuant to this clause (xii), $25.0 million in the aggregate; and

(xiii)                           any Investment required by a Gaming Authority or made in lieu of payment of a tax or in consideration of a reduction in tax.

“Permitted Liens” means:

(i)                          Liens securing Indebtedness (including Permitted Additional Pari Passu Obligations) and other obligations under any Credit Facility in an amount not to exceed the amount of Indebtedness permitted to be Incurred pursuant to clause (iii) of Section 4.08(b);

(ii)                          Liens securing obligations of GCA, the Company or a Restricted Subsidiary in connection with Interest Rate Agreements and Currency Exchange Protection Agreements permitted by clauses (v) and (vi) of Section 4.08(b);

(iii)                           Liens for taxes, assessments or governmental charges or levies on the Property of GCA, the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

(iv)                         Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens which secure payment of obligations arising in the ordinary course of business;

(v)                         Liens in favor of issuers of performance bonds and surety bonds obtained in the ordinary course of business;

(vi)                         other Liens incidental to the conduct of its business or the ownership of its Properties which were not created in connection with the Incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its Properties or materially impair the use thereof in the operation of its business, including without limitation leases, subleases, licenses and sublicenses;

(vii)                          Liens arising from Uniform Commercial Code financing statements regarding operating leases;

(viii)                           pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which GCA, the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of GCA, the Company or any Restricted Subsidiary, or deposits for the payment of rent, or deposits to secure liability to insurance carriers, in each case Incurred in the ordinary course of business;

(ix)                         minor survey exceptions;

(x)                         utility easements, building or zoning restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and do not materially detract from the value of such Property;

(xi)                         Liens existing on the Issue Date (other than pursuant to clause (i) of this definition);

(xii)                          Liens securing obligations to a trustee pursuant to the compensation and indemnity provisions of any indenture and Liens created for the benefit of (or to secure) the Notes or the Note Guarantees;

(xiii)                           Liens (including extensions and renewals thereof) upon real or tangible personal property acquired by that Person after the date of this Indenture; provided that

(a)                                 any such Lien is created solely for the purpose of securing Indebtedness representing, or Incurred to finance, refinance or refund, all costs (including the cost of construction, installation or improvement) of the item of Property subject thereto,

(b)                                 the principal amount of the Indebtedness secured by that Lien does not exceed 100% of that cost,

(c)                                  that Lien does not extend to or cover any other Property other than that item of Property and any improvements on that item or is otherwise a Permitted Lien under clause (xxxii) of this definition, and

(d)                                 the Incurrence of that Indebtedness is permitted under Section 4.08;

(xiv)                         Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness incurred to provide funds for that purpose in a principal amount not exceeding the cost of those improvements or construction;

(xv)                        Liens upon specific items of inventory or other goods and proceeds of that Person securing that Person’s obligations in respect of bankers’ acceptances issued or created for the account of that Person to facilitate the purchase, shipment or storage of that inventory or other goods;

(xvi)                         Liens securing reimbursement obligations with respect to commercial letters of credit issued for the account of that Person which encumber documents and other Property relating to those commercial letters of credit and the products and proceeds thereof;

(xvii)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods by that Person;

(xviii)                          licenses, leases or subleases granted to others not interfering in any material adverse respect with the business of that Person or any of its Subsidiaries;

(xix)                         Liens encumbering Property or assets of that Person under construction arising from progress or partial payments by a customer of that Person or one of its Subsidiaries relating to that Property or assets;

(xx)                        Liens encumbering customary initial deposits and margin accounts, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the gaming industry;

(xxi)                         Liens encumbering deposits made to secure obligations arising from statutory or regulatory requirements under Gaming Laws of that Person or its Subsidiaries;

(xxii)                          Liens that are contractual rights of setoff relating to depositary relations with financial institutions and securities intermediaries;

(xxiii)                          Liens on cash collateral required to be deposited pursuant to the terms of a Credit Facility to secure the funding obligations of any defaulting lender, including cash collateral deposited with respect to any unreimbursed drawing under a letter of credit;

(xxiv)                         any interest or title of a lessor in the Property subject to any Capital Lease Obligation or operating lease which, in each case, is permitted under this Indenture or purchase money Indebtedness which is permitted under Section 4.08;

(xxv)                        Liens related to Capital Lease Obligations, mortgage financings or purchase money obligations incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of GCA, the Company or any Restricted Subsidiary which, in each case, is permitted under this Indenture pursuant to clause (xi) of Section 4.08(b); provided that in each case, any such Lien encumbers only the asset or assets so financed, purchased, constructed or improved;

(xxvi)                         Liens arising out of conditional sale, title retention consignment or similar arrangements for the sale of goods entered into by that Person or any of its Subsidiaries in the ordinary course of business;

(xxvii)                         Liens for judgments or orders not giving rise to an Event of Default and deposits to secure surety or appeal bonds;

(xxviii)                          Liens on Property acquired by GCA, the Company or any Restricted Subsidiary (including an indirect acquisition of Property by way of a merger of a Person with or into GCA, the Company or any Restricted Subsidiary or the acquisition of a Person), provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation, and were not created in connection therewith or in anticipation thereof, and provided, further, that such Liens do not extend to any additional Property or assets of GCA, the Company or any Restricted Subsidiary;

(xxix)                         pledges or deposits made by such Person in connection with any letter of intent or purchase agreement;

(xxx)                        Liens securing Permitted Refinancing Indebtedness permitted to be Incurred under this Indenture; provided that such Liens extend only to the Property or assets of GCA, the Company or any Restricted Subsidiary encumbered by the refinanced Indebtedness unless the Incurrence of such Liens is otherwise permitted under this Indenture;

(xxxi)                         Liens in favor of GCA, the Company or any Restricted Subsidiary;

(xxxii)                         Liens not specified in the foregoing; provided that the aggregate Indebtedness secured by the Liens under this clause (xxxii) does not exceed $25.0 million at any one time outstanding as of the date any such Lien is granted or otherwise becomes effective in reliance on this clause (xxxii).  For the avoidance of doubt, Liens Incurred in reliance on this clause (xxxii) may secure Indebtedness in an amount in addition to Indebtedness that is also secured by Liens Incurred in reliance on one or more other clauses of this definition; and

(xxxiii)                          Liens on assets of GCA or any of its Restricted Subsidiaries securing the Notes on the Issue Date.

“Permitted Refinancing Indebtedness” means any renewals, repurchases, redemptions, extensions, substitutions of GCA, the Company or any of the Restricted Subsidiaries, including any successive extensions, renewals, substitutions, refinancings or replacements (and including refinancings by GCA and the Company of Indebtedness of a Restricted Subsidiary):

(i)                          to the extent that the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, repurchased, redeemed, extended, substituted, refinanced or replaced (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(ii)                          so long as the Weighted Average Life to Maturity and Stated Maturity is not shortened;

(iii)                           so long as the new Indebtedness is not be senior in right of payment to the Indebtedness that is being renewed, repurchased, redeemed, extended, substituted, refinanced or replaced; and

(iv)                         to the extent such Indebtedness was unsecured, such new Indebtedness shall not be secured;

provided, however, that Permitted Refinancing Indebtedness shall not include Indebtedness of the Company or any Guarantor that refinances Indebtedness of a Subsidiary that is not a Guarantor.

“Permitted Tax Distribution” means, with respect to the Company relative to any tax period, (i) the U.S. federal, state and local income taxes that would have been payable for such tax period by the Company and its Restricted Subsidiaries (the “Group”) if the Group were a stand-alone income tax group for all tax periods ending after the date hereof (and the foregoing stand-alone group treatment shall apply to all transactions between members of the Group (on the one hand) and Affiliates of the Company that are not members of the Group (on the other hand) other than any sales that result in “deferred intercompany gain” or “deferred intercompany loss” for purposes of Section 1502 of the Code), determined in accordance with relevant U.S. federal, state or local income tax statutes and regulations, minus (ii) the amount of any such U.S. federal, state or local income taxes paid directly by members of the Group for such tax period, plus (iii) without duplication for any amounts determined under clauses (i) or (ii), the amount of any incremental stand-alone U.S. federal, state or local income taxes that would have been assessed in respect of members of the Group in connection with audit adjustments after the date hereof made as a result of federal, state or local income tax examinations (less any portion of such amounts paid directly by members of the Group).

“Person” means any individual, corporation, company (including limited liability company), partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person (but excluding Capital Stock or other securities issued by such first Person).

“Public Equity Offering” means an underwritten public offering of Capital Stock of the Company pursuant to an effective registration statement under the Securities Act.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Non-Recourse Debt” means Indebtedness:

(i)                          as to which neither GCA, the Company nor any of the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise; provided, however, that the provision by the Company of a completion guaranty or the making of payments with respect thereto, in each case, to the extent permitted under Section 4.06, shall not prevent any Indebtedness from constituting Qualified Non-Recourse Debt;

(ii)                          no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any Indebtedness of GCA, the Company or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(iii)                           as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of GCA, the Company or any of the Restricted Subsidiaries.

“Reference Period” means the period of four consecutive fiscal quarters ending with the last full fiscal quarter immediately preceding the date of a proposed Incurrence, Restricted Payment or other transaction for which financial statements are available.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend and the Restricted Security Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Related Business” means the businesses conducted (or proposed to be conducted) by GCA and its Subsidiaries as of the Merger Date, including the gaming and related cash access services and all reasonably related businesses necessary for, in support, furtherance or anticipation of and/or ancillary or complementary to or in preparation for, such business.

“Related Person” means any legal or beneficial owner of 5% or more of any class of Capital Stock of the Company or any of its Subsidiaries.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee or Collateral Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or Collateral Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture, the Intercreditor Agreement or the Security Documents.

“Restricted Definitive Note” means a Definitive Note bearing the Restricted Security Legend.

“Restricted Global Note” means a Global Note bearing the Restricted Security Legend.

“Restricted Notes” means a Restricted Global Note or a Restricted Definitive Note.

“Restricted Payment” means:

(i)                          any dividend or distribution (whether made in cash, Property or securities) declared or paid on or with respect to any shares of Capital Stock of the Company or to the Company’s stockholders in respect of any shares of Capital Stock of the Company except for such dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock of the Company);

(ii)                          a payment made by GCA, the Company or any Restricted Subsidiary (other than to GCA, the Company or a Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock of the Company or Capital Stock of any Affiliate of the Company or any warrants, rights or options, to directly or indirectly purchase or acquire any such Capital Stock or any securities exchangeable for or convertible into any such Capital Stock;

(iii)                           a payment made by GCA, the Company or any Restricted Subsidiary after the Issue Date to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment (other than the redemption, purchase, repurchase, defeasance or other acquisition of any Indebtedness subordinate in right of payment to the Notes or any Note Guarantee made in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment), Indebtedness of GCA, the Company or any Guarantor which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes or any Note Guarantee; or

(iv)                         any Investment (other than a Permitted Investment) in any Person.

“Restricted Period” has the meaning given such term in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

“Restricted Security Legend” means the Legend set forth in Exhibit B under the caption “Form of Restricted Security Legend,” which is required to be placed on all Restricted Notes issued under this Indenture.

“Restricted Subsidiary” means any Subsidiary of GCA that:

(i)                          has not been designated by the Board of Directors as an Unrestricted Subsidiary, or

(ii)                          was an Unrestricted Subsidiary but has been redesignated by the Board of Directors as a Restricted Subsidiary,

in each case as provided under the definition of “Unrestricted Subsidiary”; provided, however, that no Subsidiary shall be redesignated from an Unrestricted Subsidiary to a Restricted Subsidiary unless, immediately after giving pro forma effect to such designation, the Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.08(a).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.

“Sale/Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Secured Obligations” has the meaning given that term in the Security Agreement.

“Secured Parties” has the meaning given that term in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement dated as of the Issue Date among Global Cash Access, Inc., the Guarantors party thereto from time to time and the Collateral Agent.

“Security Documents” means the Security Agreement, the Intercreditor Agreement, the security agreements, mortgages, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the benefit of the Notes Secured Parties or notice of such pledge, assignment or grant is given.

“Significant Subsidiary” means any Subsidiary of GCA that:

(i)                          guarantees or otherwise provides direct credit support for any Indebtedness in excess of $10 million of GCA, the Company or Multimedia Games; or

(ii)                          is a Domestic Subsidiary and a “Significant Subsidiary” as defined in any Credit Facility.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which a payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(i)                          such Person,

(ii)                          such Person and one or more Subsidiaries of such Person, or

(iii)                           one or more Subsidiaries of such Person.

“Temporary Cash Investments” means any of the following:

(i)                          Investments in U.S. Government Obligations maturing within six months of the date of acquisition thereof;

(ii)                          Investments in time deposit accounts, certificates of deposit and money market deposits maturing within six months of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated “A-3” or higher, “A-” or higher or “A-” or higher according to Moody’s, S&P or Fitch Credit Rating Co. (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), respectively;

(iii)                           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above;

(iv)                         Investments in commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than the Company or an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s, “A-1” (or higher) according to S&P or “A-1” (or higher) according to Fitch Credit Rating Co. (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(v)                         marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(vi)                         Investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (iv) above; and

(vii)                          in the case of any Subsidiary other than a Domestic Subsidiary, direct obligations of the sovereign nation (or any agency thereof) in which such Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date, if any, on which this Indenture is qualified under the TIA.

“Transactions” means the acquisition of Multimedia Games by GCA pursuant to the Merger Agreement, including without limitation, the Cash Contribution, the entering into and initial borrowing under the New Credit Facilities, the issuance of the New Unsecured Notes and the Notes hereunder and the repurchase and cancellation and/or repayment and satisfaction and discharge of certain indebtedness of the Company as of the Merger Date.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2018 ; provided, however, that if the period from the redemption date to March 15, 2018 , is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Deutsche Bank Trust Company Americas until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Restricted Security Legend.

“Unrestricted Global Note” means one or more Global Notes that do not bear and are not required to bear the Restricted Security Legend.

“Unrestricted Subsidiary” means (i) any Subsidiary of GCA which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors) and (ii) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

“Vault Cash Agreement” means the Contract Cash Solutions Agreement, dated as of November 12, 2010, by and between the Company and Wells Fargo Bank, N.A., as such Vault Cash Agreement has been, and may be, amended, modified, supplemented or replaced from time to time.

“Voting Stock” means securities of any class or classes of a Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or Persons performing equivalent functions).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(i)                          the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(ii)                          the then outstanding principal amount of such Indebtedness.

Section 1.02.                         Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.13
“Change of Control Payment”	4.13
“Change of Control Payment Date”	4.13
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.09
“Funding Guarantor”	10.03
“Guarantor Obligations”	10.01
“Investment Company Act”	4.14
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Prepayment Offer”	4.09
“Redemption Date”	3.07
“Redemption Provision Default”	6.12
“Registrar”	2.03
“Successor”	5.01

Section 1.03.                         Incorporation by Reference of Trust Indenture Act.

To the extent applicable, whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.                         Rules of Construction.

Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and in the plural include the singular;

(e)                                  provisions apply to successive events and transactions;

(f)                                   references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(g)                                  unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness.

ARTICLE 2.
THE NOTES

Section 2.01.                         Form and Dating.

(a)                                 General.  The Notes and the Trustee’s Certificate of Authentication shall be substantially in the form of Exhibit A.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

(b)                                 Global Notes.  Global Notes shall be registered in the name of the Depositary and deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee (or an authenticating agent appointed by the Trustee in accordance with Section 2.02) as hereinafter provided, for credit to the respective accounts of owners of beneficial interests in such Global Note or to such other accounts as they may direct.  Each Global Note shall contain the Global Note Legend and shall contain a “Schedule of Principal Amount” in the form set forth under such heading on Exhibit B hereto.  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.  The aggregate principal amount of the Regulation S Global Note and increases or decreases thereto shall also be recorded in the Note Register, as hereinafter provided.

(c)                                  144A Notes.  Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes bearing the Legends set forth on Exhibit B hereto under the headings “Form of Global Note Legend” and “Form of Restricted Security Legend.”

(d)                                 [Reserved].

(e)                                  Regulation S Global Note.  Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Notes bearing the Legends set forth on Exhibit B hereto under the headings “Form of Global Note Legend” and “Form of Restricted Security Legend.”

(f)                                   Definitive Notes.  Except as set forth in Section 2.06(a), Definitive Notes will not be issued.  Notes issued in definitive form shall not contain the Global Note Legend or a “Schedule of Principal Amount.”

(g)                                  Indenture Governs in the Case of Inconsistency.  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Section 2.02.                         Execution and Authentication.

At least one Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver:  (i) on the date hereof, an aggregate principal amount of $350.0 million 7.75% Senior Secured Notes due 2021 and (ii) Additional Notes issued in compliance with Section 2.14 for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to this Section 2.02.  Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of such Notes is to be authenticated.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company, pursuant to one or more Authentication Orders, except as provided in Section 2.07.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.                         Registrar, Paying Agent and Transfer Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar, Transfer Agent and Paying Agent and to act as Custodian with respect to the Global Notes.

None of the Trustee, the Registrar, the Paying Agent or Transfer Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, any Agent or other member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or any nominee or participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent or other participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC, subject to its applicable rules and procedures. The Trustee, Registrar, Paying Agent and Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its Agents and other members, participants and any beneficial owners.

Neither the Trustee nor the Registrar or Transfer Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.04.                         Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.                         Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06.                         Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) there has occurred and is continuing an Event of Default with respect to the Notes and the owner of a beneficial interest in such Global Note requests such exchange in writing delivered through the Depositary.  Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Holder of the Global Note and the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10.  Except as described in the two preceding sentences, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                  Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Security Legend.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)               All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(iii)                               Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (1) thereof; and

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (2) thereof.

(iv)                              Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (1)(a) thereof; or

(B)                               if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (4) thereof;

and, in each such case, if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Security Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when the applicable Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global

Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

(v)                                 Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)                                Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (2)(a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(a) thereof;

(E)                                if such beneficial interest is being transferred to the Company or any Subsidiary of the Company, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall, upon written order, authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Restricted Security Legend and shall be subject to all restrictions on transfer contained therein.

(ii)                                  Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (1)(b) thereof; or

(B)                               if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (4) thereof;

and, in each such case, if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Security Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)                                 Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall, upon written order, authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Restricted Security Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)                                     Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(a) thereof;

(E)                                if such Restricted Definitive Note is being transferred to the Company or any Subsidiary of the Company, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the appropriate 144A Global Note, and in the case of clause (C) above, the appropriate Regulation S Global Note.

(ii)                                  Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)                               if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (1)(c) thereof; or

(B)                               if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (4) thereof;

and, in each such case, if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Security Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.

(iii)                               Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii) above or this subparagraph (iii) at a time when the applicable Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)                                     Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (2) thereof; and

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (3) thereof.

(ii)                                  Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)                               if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (1)(d) thereof; or

(B)                               if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (4) thereof;

and, in each such case, if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Security Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)                               Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                   [Reserved].

(g)                                  Legends.  As applicable, the Legends set forth in Exhibit B hereto shall appear on the face of all Restricted Global Notes and Restricted Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.  Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Restricted Security Legend.

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s written order or at the Registrar’s request.

(ii)                                  No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.09, 4.13 and 9.05).

(iii)                               The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)                              All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)                                 The Registrar, Transfer Agent and the Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi)                              Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)                           The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(viii)                        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.                         Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, in the absence of notice to the Company or the Trustee that the Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge a Holder for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.                         Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b).

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.                         Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10.                         Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall, upon written order, authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.                         Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner (consistent with all applicable legal requirements).  Certification of the disposition of all canceled Notes shall be delivered to the Company.  The Company may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12.                         Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01.  The Company shall promptly notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.                         CUSIP, ISIN and Other Numbers.

The Company in issuing the Notes may use “CUSIP”, “ISIN” or other such numbers (if then generally in use) and, if it does so, the Trustee shall use the CUSIP, ISIN or other such numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other such numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption or exchange shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.14.                         Issuance of Additional Notes.

The Company shall be entitled, from time to time, subject to its compliance with Section 4.08, without the consent of any Holder, to issue Additional Notes under this Indenture with identical terms as the Notes issued on the Issue Date other than with respect to (i) the date of issuance, (ii) the issue price, (iii) the amount of interest payable on the first interest payment date and (iv) any changes necessary to conform to and ensure compliance with the Securities Act (or other applicable securities laws).  Additional Notes that are Restricted Notes may contain mandatory or optional redemption provisions that apply only to such Additional Notes and that are agreed to by the Company and the purchasers of such Additional Notes.  The Initial Notes issued on the Issue Date, any Additional Notes shall be treated as a single class for all purposes under this Indenture, except redemption provisions.

With respect to any Additional Notes, the Company shall set forth in an Officers’ Certificate prepared pursuant to a resolution of the Board of Directors, a copy of which shall be delivered to the Trustee, the following information:

(a)                                 the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b)                                 the issue price, the issue date and the CUSIP or ISIN number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended;

(c)                                  whether such Additional Notes shall be Restricted Notes; and

(d)                                 whether such Additional Notes shall include mandatory or optional redemption provisions pursuant to the second sentence of the preceding paragraph and the terms of any such redemption provisions.

ARTICLE 3.
REDEMPTION AND PREPAYMENT

Section 3.01.                         Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 or redemption provisions applicable only to Additional Notes in accordance with Section 2.14, the Company shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture, and, if applicable, the Additional Notes, pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02.                         Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes, as applicable, that are subject to such redemption or purchase, by lot unless otherwise required by law or applicable stock exchange requirements; provided that as long as DTC serves as Depositary for a Global Note, any redemption shall comply with DTC’s procedural requirements with respect to such note.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of such class of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.                         Notice of Redemption.

Subject to the provisions of Section 4.09, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or in satisfaction and discharge of this Indenture.

The notice shall identify the Notes (including CUSIP Numbers) to be redeemed and shall state:

(a)                                 the redemption date;

(b)                                 the redemption price;

(c)                                  if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion (so long as such amount is in a denomination of $2,000 or integral multiples of $1,000 in excess of $2,000) shall be issued upon cancellation of the original Note;

(d)                                 the name and address of the Paying Agent;

(e)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)                                   that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)                                  the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)                                 that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and providing a form setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.                         Effect of Notice of Redemption.

In connection with any redemption of the Notes (including in any redemption described under Section 3.07), any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including any related Public Equity Offering or a Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.

Section 3.05.                         Deposit of Redemption Price.

No later than 10:00 am New York time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such interest record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06.                         Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company, a new Note of the same class and equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.                         Optional Redemption.

(a)                                 Except as set forth in clauses (b) and (c) of this Section 3.07 or in any Additional Notes that contain optional redemption provisions in accordance with Section 2.14, the Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to March 15, 2018.

On or after March 15, 2018, the Company shall have the option to redeem all or part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date (subject to the rights of Holders of Notes on any relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2018	103.875%
2019	101.938%
2020 and thereafter	100.000%

(b)                                 Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to March 15, 2018, the Company may, upon not less than 30 but not more than 60 days’ prior written notice mailed by first class mail to each Holder’s registered address (with a copy to the Trustee), on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 107.75% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, subject to the rights of Holders of such Notes on any relevant record date to receive interest due on the relevant interest payment date, with the Net Cash Proceeds of one or more Public Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of the Notes issued under this Indenture remain outstanding immediately after the occurrence of such redemption (excluding any such Notes held by GCA and its Subsidiaries); and (ii) the redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

(c)                                  Notwithstanding the provisions of clause (a) of this Section 3.07, so long as any Notes are held by any Initial Purchaser or any Affiliate of an Initial Purchaser (other than asset management Affiliates that purchased the Notes in the ordinary course of business as part of a regular distribution of the Notes, and excluding Notes acquired pursuant to bona fide open market purchases from third parties or market making activities), the Company may, at its option, upon notice as provided in Section 3.03 hereof, on one or more occasions redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to, but excluding the redemption date, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

(d)                                 Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to March 15, 2018, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior written notice mailed by first class mail to each Holder’s registered address (with a copy to the Trustee), at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest to the date of redemption (the “Redemption Date”), subject to the rights of Holders of the Notes on any relevant record date to receive interest due on the relevant interest payment date.

(e)                                  Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06.

Section 3.08.                         Mandatory Redemption.

GCA and the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes other than for any Additional Notes that contain mandatory redemption provisions in accordance with Section 2.14.

Section 3.09.                         Mandatory Disposition or Redemption Pursuant to Gaming Laws.

If a Holder or beneficial owner of a Note is required to be licensed, qualified or found suitable under applicable Gaming Laws and is not so licensed, qualified or found suitable within any time period specified by the applicable Gaming Authority, the Holder shall be obligated, at the request of the Company, to dispose of such Holder’s Notes within a time period prescribed by the Company or such other time period prescribed by such Gaming Authority (in which event the Company’s obligation to pay any interest after the receipt of such notice shall be limited as provided in such Gaming Laws). Thereafter, the Company shall have the right to redeem, on the date fixed by the Company for the redemption of such Notes, such Holder’s Notes at a redemption price (to be calculated by the Company) equal to the lesser of (i) the lowest closing sale price of the Notes on any trading day during the 120-day period ending on the date upon which the Company shall have received notice from a Gaming Authority of such Holder’s disqualification or (ii) the price at which such Holder or beneficial owner acquired such Notes, unless a different redemption price is required by such Gaming Authority, in which event such required price shall be the redemption price.  The Company is not required to pay or reimburse any Holder or beneficial owner of a Note for the costs of licensure, qualification or finding of suitability or investigation for such licensure, qualification or finding of suitability.  Any Holder or beneficial owner of a Note required to be licensed, qualified or found suitable under applicable Gaming Laws must pay all investigative fees and costs of the Gaming Authorities in connection with such licensure, qualification, finding of suitability or application therefor.

ARTICLE 4.
COVENANTS

Section 4.01.                         Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all such amounts.

The Company shall pay interest on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02.                         Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the office of the Trustee at Deutsche Bank Trust Company Americas, Trust and Agency Services, 60 Wall Street, New York, New York 10005 as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.                         Reports.

(a)                                 Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders within 15 days after the applicable time periods specified in the SEC’s rules and regulations (i) all quarterly and annual reports, including financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.  All such reports will be prepared in all material respects in accordance with the information requirements applicable to such reports.  Notwithstanding the foregoing, in no event will the Company be required to furnish any disclosure, information, certificates or reports required by Items 307, 308, 402 or 601(b)(31) and (32) of Regulation S-K or Rules 3-10 or 3-16 of Regulation S-X.  The Company shall post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

(b)                                 Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the Trustee and the Holders of Notes if (a) the Company has filed (or, in the case of a report on Form 8-K, furnished) such reports with the SEC via the EDGAR filing system and such reports are publicly available or (b) the reports are posted on the Company’s website; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor) or are publicly available and/or accessible electronically.

(c)                                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(d)                                 The Company may satisfy its obligations under this Section 4.03 by furnishing financial information relating to GCA; provided that, if required by Regulation S-X under the Securities Act, the same is accompanied by consolidating financial information that explains in reasonable detail the differences between the information relating to GCA and any of its Subsidiaries other than the Company, its Subsidiaries and the other Guarantors, on the one hand, and the information relating to the Company, its Subsidiaries that are Guarantors and the other Guarantors, if any, and the other Subsidiaries of the Company on a stand-alone basis, on the other hand.

(e)                                  Notwithstanding any other provision of this Indenture, the Company shall not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (d) of the first paragraph of Section 6.01 until 120 days after the date any report hereunder is due.

Section 4.04.                         Compliance Certificate.

(a)                                 The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)                                 The Company  shall, so long as any of the Notes are outstanding, deliver to the Trustee, not more than 30 days after any Officer becomes aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.                         Stay and Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06.                         Restricted Payments.

(a)                                 GCA and the Company shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:

(i)                                     a Default or an Event of Default shall have occurred and be continuing;

(ii)                                  the Company could not Incur at least $1.00 of additional Indebtedness pursuant to Section 4.08(a); or

(iii)                               the aggregate amount of such Restricted Payment and all other Restricted Payments made by GCA, the Company and the Restricted Subsidiaries from and after the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) (including Restricted Payments permitted by Sections 4.06(b)(i) and (xi), but excluding all other Restricted Payments permitted by Section 4.06(b)) would exceed an amount equal, without duplication, to the sum of:

(A)                               50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the fiscal quarter in which the Merger Date occurs to the end of the most recent fiscal quarter ended immediately prior to the date of such Restricted Payment (or, in the case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

(B)                               the aggregate proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Merger Date (other than an issuance or sale (i) to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries or (ii) pursuant to clauses (iii) or (iv) of Section 4.06(b));

(C)                               the amount by which Indebtedness of GCA, the Company or any Restricted Subsidiary is reduced on the Company’s balance sheet upon the conversion or exchange (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by GCA or any of its Subsidiaries) subsequent to the Merger Date, of any Indebtedness of GCA, the Company or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

(D)                               the amount equal to the net reduction in Investments that were treated as Restricted Payments subsequent to the Merger Date resulting from:

(i)                                     payments of dividends, repayments of loans or advances or other transfers of assets to GCA, the Company or any Restricted Subsidiary or the satisfaction or reduction (other than by means of payments by GCA, the Company or any Restricted Subsidiary) of obligations of other Persons which have been Guaranteed by GCA, the Company or any Restricted Subsidiary; or

(ii)                                  the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries, in each case such net reduction in Investments being: (x) valued as provided in the definition of “Investment,” (y) an amount not to exceed the aggregate amount of Investments previously made by GCA, the Company or any Restricted Subsidiary which were treated as a Restricted Payment when made, and (z) included in this clause (D) only to the extent not included in Consolidated Net Income; and

(E)                                $15.0 million.

(b)                                 The provisions of Section 4.06(a) shall not prohibit:

(i)                                     the payment of any dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration in compliance with the provisions of this Indenture;

(ii)                                  the redemption or repurchase of any Capital Stock or Indebtedness of the Company (other than any Capital Stock or Indebtedness which is held or beneficially owned by the Company or any Affiliate of the Company):  (x) if the holder or beneficial owner of such Capital Stock or Indebtedness is required to qualify under the Gaming Laws and does not so qualify; or (y) if necessary in the reasonable, good faith judgment of the Board of Directors, as evidenced by a Board Resolution, to prevent the loss or secure the reinstatement of any Gaming License which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole, or would restrict the ability of the Company or any of its Subsidiaries to conduct business in any gaming jurisdiction;

(iii)                               any purchase, redemption or other acquisition or retirement of Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of the Company;

(iv)                              any purchase, redemption or other acquisition or retirement of the Indebtedness of any Person made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of the Company;

(v)                                 any purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee from the proceeds of Permitted Refinancing Indebtedness Incurred within 60 days of such repurchase, redemption, defeasance or other acquisition or retirement of such Indebtedness;

(vi)                              cash payments in lieu of fractional shares issuable as dividends on Capital Stock of GCA, the Company or any Restricted Subsidiary;

(vii)                           the redemption or repurchase of any Capital Stock to the extent required by a final non-appealable order or judgment entered by a court or courts of competent jurisdiction;

(viii)                        any Permitted Tax Distribution;

(ix)                              so long as no Default or Event of Default has occurred and is continuing, repurchases by the Company or GCA of GCA common stock or options, warrants or other securities exercisable or convertible into such common stock (excluding any debt security that is convertible into, or exercisable for, common stock) held by employees, officers, consultants or directors of GCA or any of its direct or indirect Subsidiaries upon death, disability or termination of employment or directorship of such employees, officers, consultants or directors not to exceed $5.0 million in the aggregate in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $10.0 million in any calendar year);

(x)                                 any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates, in each case as described in the offering memorandum;

(xi)                              so long as no Default or Event of Default has occurred and is continuing, the repurchase of Indebtedness subordinated in right of payment to the Notes or any Note Guarantee with any Excess Proceeds as provided under Section 4.09 or pursuant to provisions requiring such repurchase similar to those described under Section 4.13; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Prepayment Offer, as applicable, have been repurchased, redeemed or acquired for value;

(xii)                           the declaration and payment of dividends and distributions to holders of any class of Disqualified Stock or Preferred Stock issued by GCA or the Company after the Issue Date in accordance with Section 4.08(a); and

(xiii)                        Restricted Payments made on or after the Issue Date not to exceed, together with all Restricted Payments made pursuant to this clause (xiii), $20.0 million in the aggregate.

Section 4.07.                         Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

GCA and the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:  (i) pay dividends or make any other distributions to GCA, the Company or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits; (ii) pay any Indebtedness owed to GCA, the Company or any Restricted Subsidiary; (iii) make loans or advances to GCA, the Company or any Restricted Subsidiary; or (iv) transfer any of its Property to GCA, the Company or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) (x) the Notes, this Indenture or any guarantee thereof, the Security Documents and the Intercreditor Agreement and (y) agreements in effect on the Issue Date, including the New Unsecured Indenture; (b) applicable law, including rules, regulations or orders issued by any Gaming Authority; (c) customary nonassignment provisions in contracts, leases or licenses entered into in the ordinary course of business and consistent with past practices that are customary in the gaming, lodging or entertainment industry; (d) Permitted Refinancing Indebtedness; provided, however, that any restrictions of the type described in clauses (i) through (iv) of this Section 4.07 contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced; (e) agreements in existence with respect to a Restricted Subsidiary at the time it is so designated or otherwise becomes a Restricted Subsidiary; provided, however, that such agreements are not entered into in anticipation or contemplation of such designation; (f) provisions limiting the disposition or distribution of assets or Property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; (g) Liens permitted to be Incurred under Section 4.11 that limit the right of the debtor to dispose of the assets subject to such Liens; (h) purchase money obligations for Property or equipment acquired for use in the business of the Company or any of the Restricted Subsidiaries and Capital Lease Obligations that impose restrictions on the Property or equipment purchased or leased in the ordinary course of business; (i) any instrument governing Indebtedness represented by industrial revenue or development bonds issued by a municipality and loaned to or otherwise guaranteed by GCA, the Company or any of the Restricted Subsidiaries; (j) any agreement or instrument governing or relating to any Credit Facility, including the New Credit Facilities and the Intercreditor Agreement permitted to be incurred pursuant to Section 4.08(b)(iii); or (k) other obligations under the New Unsecured Notes or the Notes.

Nothing contained in this Section 4.07 shall prevent GCA, the Company or any Restricted Subsidiary from granting any Lien permitted by Section 4.11.

Section 4.08.                         Limitation on Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)                                 GCA and the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness or issue any Disqualified Stock or Preferred Stock; provided, however, that GCA, the Company or any Restricted Subsidiary may Incur Indebtedness or issue Disqualified Stock or Preferred Stock if no Event of Default has occurred and is continuing and GCA’s Consolidated Fixed Charge Coverage Ratio would exceed 2.0 to 1.0, after giving effect to:

(i)                                     the Incurrence of such Indebtedness or issuance of such Disqualified Stock or Preferred Stock as if such Indebtedness was Incurred or such Disqualified Stock or Preferred Stock was issued at the beginning of the Reference Period and (if applicable) the application of the net proceeds thereof to repay other Indebtedness as if the application of such proceeds occurred at the beginning of the Reference Period,

(ii)                                  the Incurrence and retirement of any other Indebtedness since the first day of the Reference Period as if such Indebtedness was Incurred or retired at the beginning of the Reference Period, and

(iii)                               the acquisition or disposition of any Property or any company, business or Property by GCA, the Company or any Restricted Subsidiary since the first day of the Reference Period including any acquisition or disposition which will be consummated contemporaneously with the Incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock, as if such acquisition or disposition occurred at the beginning of the Reference Period, including without limitation any net reduction of lease payments in connection with any acquisition of Property;

provided, that Restricted Subsidiaries that are not Guarantors may only incur Indebtedness or issue any Disqualified Stock or Preferred Stock to the extent such Indebtedness, Disqualified Stock or Preferred Stock incurred and outstanding under this paragraph by such Restricted Subsidiaries that are not Guarantors does not exceed $10.0 million in the aggregate at any time.

(b)                                 Notwithstanding the foregoing limitation, GCA, the Company or any Restricted Subsidiary, as specified below, may Incur the following Indebtedness:

(i)                                     (A) Indebtedness of the Company represented by the Initial Notes and of the Guarantors under the Note Guarantees and (B) the New Unsecured Notes and the guarantees thereof;

(ii)                                  Indebtedness of GCA, the Company or any Restricted Subsidiary outstanding on the Issue Date (other than pursuant to clause (i) or (iii) of this Section 4.08(b));

(iii)                               Indebtedness of the Company or any Guarantor under any Credit Facility in an aggregate principal amount outstanding at any time not to exceed the sum of (i) $650.0 million and (ii) an additional amount if, after giving pro forma effect to the incurrence of such additional amount, the Consolidated Secured Leverage Ratio calculated on a pro forma basis is equal to or less than 3.50:1.00 (assuming all such additional amounts were secured, whether or not so secured, and including for this purpose the full amount of draw with respect to any revolving credit facility (whether or not borrowed));

(iv)                              Indebtedness of GCA, the Company or a Restricted Subsidiary owing to and held by a Restricted Subsidiary, GCA or the Company; provided, however, that (A) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantees, in the case of a Guarantor; (B) any subsequent issuance or transfer of any Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness except to GCA, the Company or a Restricted Subsidiary shall be deemed in each case to constitute the Incurrence of such Indebtedness by the issuer thereof;

(v)                                 Indebtedness of GCA, the Company or a Restricted Subsidiary under Interest Rate Agreements, provided that the obligations under such agreements were entered into for the purpose of limiting interest rate risks and not for speculative purposes in connection with payment obligations on Indebtedness otherwise permitted by the terms of this Section 4.08;

(vi)                              Indebtedness of GCA, the Company or a Restricted Subsidiary under Currency Exchange Protection Agreements, provided that such Currency Exchange Protection Agreements were entered into for the purpose of limiting exchange rate risks in connection with transactions entered into in the ordinary course of business;

(vii)                           Indebtedness of GCA, the Company or any Restricted Subsidiary in connection with one or more standby letters of credit, performance bonds or completion guarantees issued in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(viii)                        [Reserved];

(ix)                              Indebtedness owed to any Governmental Authority Incurred by GCA, the Company or any Restricted Subsidiary in connection with obtaining any development rights or in lieu of payment of a tax or in consideration of a reduction in tax;

(x)                                 So long as no Event of Default has occurred and is continuing, Indebtedness (including under any Credit Facility) of GCA, the Company or any Restricted Subsidiary not otherwise permitted to be Incurred pursuant to the provisions of the first paragraph of this covenant or this paragraph in an aggregate amount outstanding as of the date of any Incurrence of such Indebtedness not to exceed $50.0 million;

(xi)                              Indebtedness of GCA, the Company or any Restricted Subsidiary represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of GCA, the Company or such Restricted Subsidiary in an aggregate principal amount (including all Permitted Refinancing Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this clause (xi)) not to exceed $20.0 million at any time outstanding; or

(xii)                           Permitted Refinancing Indebtedness Incurred by GCA, the Company or any Restricted Subsidiary in respect of Indebtedness of GCA, the Company or any Restricted Subsidiary outstanding pursuant to the provisions of Section 4.08(a) or clauses (i), (ii), (xi) and this clause (xii) of this Section 4.08(b); provided, however, any such Permitted Refinancing Indebtedness may be Incurred up to 60 days prior to the repayment, repurchase or redemption of the Indebtedness being refinanced, redeemed or repaid with such Permitted Refinancing Indebtedness; provided, further, that prior to any repayment, repurchase or redemption of the Indebtedness being refinanced with such Permitted Refinancing Indebtedness, GCA, the Company or the applicable Restricted Subsidiary may temporarily invest the proceeds of such Permitted Refinancing Indebtedness in Temporary Cash Investments or use the proceeds of such Permitted Refinancing Indebtedness to pay down Indebtedness under the revolving credit portion of any Credit Facility.

For purposes of determining compliance with this Section 4.08, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (i) through (xii) of Section 4.08(b), or is entitled to be Incurred pursuant to Section 4.08(a), the Company will be permitted to (a) classify such item of Indebtedness on the date of its Incurrence in any manner that complies with this Section 4.08 and (b) divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in clauses (i) through (xii) of this Section 4.08(b) or as Incurred pursuant to Section 4.08(a).  The Company may reclassify such Indebtedness from time to time in its sole discretion and may classify any item of Indebtedness in part under one or more of the categories described in clauses (i) through (xii) of this Section 4.08(b) and/or in part as Indebtedness entitled to be Incurred pursuant to Section 4.08(a).  Notwithstanding the foregoing, Indebtedness outstanding under any Credit Facility on the Merger Date initially will be deemed to have been Incurred on such date under clause (iii) of this Section 4.08(b), and may not later be reclassified.

Accrual of interest, the accretion of principal amount, the payment of interest on any Indebtedness in the form of additional Indebtedness, fair value adjustments to the amount of Indebtedness and the payment of dividends in the form of additional Disqualified Stock or Preferred Stock, as applicable, in each case will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.08.  The Company may rely on internal or publicly reported financial reports even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements.  For the avoidance of doubt, any Incurrence of Indebtedness which is based upon or made in reliance on a computation based on such internal or publicly reported financial statements, shall be deemed to continue to comply with this Section 4.08, notwithstanding any subsequent adjustments that may result in changes to such internal or publicly reported financial statements.

GCA and the Company shall not Incur, and shall not permit any Guarantor to Incur, any Indebtedness (including any Indebtedness described in clauses (i) through (xii) hereof) that is contractually subordinated in right of payment to any other Indebtedness of GCA, the Company or such Guarantor, as applicable, unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of GCA, the Company or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

Section 4.09.                         Asset Sales; Event of Loss.

(a)                                 Other than upon an Event of Loss, GCA and the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale after the Merger Date, unless (i) GCA, the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; (ii) at least 75% of such consideration consists of cash, Temporary Cash Investments or any stock or assets of the kind referred to in clause (i) or (iii) of the definition of “Additional Assets”; provided, however, that for purposes of this clause (ii), (A) the assumption of Indebtedness of GCA, the Company or a Restricted Subsidiary which is not subordinated to the Notes or any Note Guarantee shall be deemed to be Temporary Cash Investments if GCA, the Company or such Restricted Subsidiary, as the case may be, and all other Restricted Subsidiaries of the Company, to the extent any of the foregoing are liable with respect to such Indebtedness, are expressly released from all liability for such Indebtedness by the holder thereof in connection with such Asset Sale, (B) any securities or notes received by GCA, the Company or a Restricted Subsidiary, as the case may be, from such transferee that are converted by GCA, the Company or such Restricted Subsidiary into cash or Temporary Cash Investments within 30 days of the date of such Asset Sale shall be deemed to be Temporary Cash Investments and (C) GCA, the Company and the Restricted Subsidiaries may receive consideration in the form of securities exceeding 25% of the consideration for one or more Asset Sales so long as GCA, the Company and the Restricted Subsidiaries do not hold such securities having an aggregate Fair Market Value in excess of $10.0 million at any time outstanding; and (iii) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale.

(b)                                 Upon an Event of Loss incurred by GCA, the Company or any of the Restricted Subsidiaries, the Net Proceeds received from such Event of Loss shall be applied in the same manner as proceeds from Asset Sales described below and pursuant to the procedures set forth in this Section 4.09.

(c)                                  Within 360 days after the receipt of the Net Proceeds of an Asset Sale or Event of Loss, an amount equal to 100% of the Net Proceeds from such Asset Sale or Event of Loss may be applied by GCA, the Company or a Restricted Subsidiary (i) to repay, redeem or repurchase or otherwise permanently reduce the First Lien Obligations of the Company or any Guarantor; provided that if any such Indebtedness repaid is revolving credit Indebtedness, the related revolving commitments must be reduced by the amount of such repayment and such reduced commitments terminated; provided, further, that (x) to the extent that the terms of any Credit Facility (other than notes issued under one or more indentures to replace or refinance such Credit Facility Obligations) are required to be repaid with the Net Proceeds of Asset Sale or Event of Loss prior to the repayment of other Indebtedness, GCA and its Restricted Subsidiaries shall be entitled to repay such other First Lien Obligation prior to repaying the obligations under the notes, and (y) subject to the foregoing clause (x), if the Company or any Guarantor shall so reduce the First Lien Obligations, the Company shall (1) equally and ratably reduce obligations under the notes by redeeming the notes as provided under Section 3.07 or through privately negotiated transactions or open-market purchasers (to the extent such purchases are at a price of at least 100% of the principal amount thereof plus the amount of accrued but unpaid interest, if any, thereon) or (2) offer to redeem or purchase at least a pro rata portion of the Notes (based on the amount so applied to such repayments or repurchases of the First Lien Obligations described above) by making an offer (in accordance with the procedures set forth in clause (ii) below) to all holders of notes to purchase their notes at a price of at least 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon; provided, however, that solely to the extent such Net Proceeds are not derived from an Asset Sale of Collateral or an Event of Loss involving Collateral, GCA, the Company or a Restricted Subsidiary shall be permitted to repay, redeem or repurchase Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to GCA or another Restricted Subsidiary), or (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Proceeds received by GCA, the Company or another Restricted Subsidiary); provided, however, that if GCA, the Company or any Restricted Subsidiary contractually commits within such 360-day period to apply such Net Proceeds within 180 days of such contractual commitment in accordance with the above clause (i) or (ii), and such Net Proceeds are subsequently applied as contemplated in such contractual commitment, then the requirement for application of Net Proceeds set forth in this Section 4.09(c) shall be considered satisfied; provided that, to the extent that Net Proceeds are derived from an Asset Sale of Collateral or an Event of Loss involving Collateral, such Additional Assets shall constitute Collateral.

(d)                                 Any Net Proceeds from an Asset Sale or Event of Loss that are not used in accordance with Section 4.09(c) shall constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $20.0 million the Company shall make an offer to purchase (the “Prepayment Offer”), on a pro rata basis, from all Holders of the Notes, and, if required by the terms of any other First Lien Obligations containing comparable repurchase rights (which Lien is not subordinated to the Lien securing the Notes in respect of the Collateral), the holders of such other outstanding First Lien Obligations, an aggregate principal amount equal to the Excess Proceeds, at a price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, in accordance with Section 4.09(e), (f), (g), (h) and (i).  To the extent that any portion of the Excess Proceeds remains after compliance with the preceding sentence and provided that all Holders and applicable holders of the First Lien Obligations have been given the opportunity to tender the Notes for repurchase in accordance with Section 4.09(f) or repay the First Lien Obligations in accordance with the applicable First Lien Facility Documentation, GCA, the Company or such Restricted Subsidiary may use such remaining amount for general corporate purposes or the repurchase of Indebtedness subordinated in right of payment to the notes or the Note Guarantee if required to be repurchased pursuant to their respective terms and the amount of Excess Proceeds shall be reset to zero.  Pending application of Net Proceeds pursuant to clauses (i) and (ii) of Section 4.09(c), such Net Proceeds shall be invested in Temporary Cash Investments or used to temporarily repay First Lien Obligations that is revolving Indebtedness.

(e)                                  For the purposes of this Section 4.09, any sale by GCA or a Restricted Subsidiary of the Capital Stock of a Restricted Subsidiary that owns assets constituting Collateral shall be deemed to be a sale of such Collateral.

(f)                                   Within 15 Business Days after the amount of Excess Proceeds exceeds $20.0 million, the Company shall send a prepayment offer notice, by first-class mail, to the Holders with a copy to the Trustee, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to the Prepayment Offer.  The prepayment offer notice shall state, among other things:

(i)                                     that the Company is offering to purchase Notes pursuant to Section 4.09 of this Indenture;

(ii)                                  that any Note (or any portion thereof) accepted for payment (and for which payment has been duly provided on the purchase date) pursuant to the Prepayment Offer shall cease to accrue interest after the purchase date;

(iii)                               the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days from the date the Prepayment Offer notice is mailed;

(iv)                              the aggregate principal amount of Notes (or portions thereof) to be purchased;

(v)                                 a description of any conditions to such Prepayment Offer; and

(vi)                              a description of the procedure which Holders must follow in order to tender their Notes (or portions thereof) and the procedures that Holders must follow in order to withdraw an election to tender their Notes (or portions thereof) for payment.

(g)                                  Not later than the purchase date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in cash an amount equal to the purchase price plus accrued and unpaid interest, if any, to be paid to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.09.  Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least five Business Days prior to the purchase date.  Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder, the certificate number of such Note and a statement that such Holder is withdrawing his election to have such Note purchased.

(h)                                 On the purchase date, the Company shall deliver to the Trustee the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company.  The Trustee (or Paying Agent) shall, on the purchase date, mail or deliver payment of the purchase price to each tendering Holder.  In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the amount deposited with the Trustee (or Paying Agent), the Trustee (or Paying Agent) shall deliver the excess to the Company immediately after the end of the payment date.

(i)                                     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes required by this Section 4.09.  To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.09 by virtue of such conflict.

Section 4.10.                         Transactions with Affiliates.

(a)                                 GCA and the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, lease or exchange of any Property, the making of any Investment, the giving of any Guarantee or the rendering or receiving of any service) with, from or for the benefit of any Affiliate, any Related Person or any officer or director of any Affiliate or a Related Person involving aggregate consideration in excess of $10.0 million (an “Affiliate Transaction”) unless:  (i) the terms of such Affiliate Transaction are in writing, in the best interest of GCA, the Company or such Restricted Subsidiary, as the case may be, and at least as favorable to GCA, the Company or such Restricted Subsidiary, as the case may be, as those that could be obtained at the time of such Affiliate Transaction in a similar transaction in arm’s-length dealings with a Person who is not such an Affiliate, Related Person or officer or director of an Affiliate or Related Person; and (ii) with respect to each Affiliate Transaction involving aggregate payments to either party in excess of $25.0 million, such Affiliate Transaction was approved by a majority of the disinterested members of the Board of Directors and that such Affiliate Transaction complies with clause (i).

(b)                                 Notwithstanding the limitation of Section 4.10(a), GCA, the Company or any of the Restricted Subsidiaries may enter into or suffer to exist the following:  (i) any transaction pursuant to any contract in existence on the Issue Date; (ii) any Restricted Payment permitted to be made pursuant to Section 4.06; (iii) any transaction or series of transactions between GCA, the Company or any Restricted Subsidiary or between two or more of the Restricted Subsidiaries; (iv) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of, indemnity provided on behalf of, and reimbursement of expense to, officers, directors, employees and consultants of GCA, the Company or any of the Restricted Subsidiaries; (v) the existence of, or the performance by GCA, the Company or any Restricted Subsidiary of its obligations under the Merger Agreement; and (vi) any contribution of capital to GCA, the Company or any Restricted Subsidiary.

Section 4.11.                         Liens.

GCA and the Company shall not, and shall not permit any Guarantor to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of their Property, whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom.

Section 4.12.                         Corporate Existence.

Subject to Article 5, GCA and the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of the Company’s Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of GCA, the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of GCA, the Company and the Company’s Subsidiaries; provided, however, that neither GCA nor the Company shall be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Company’s Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.13.                         Offer to Repurchase Upon Change of Control.

(a)                                 Upon the occurrence of a Change of Control each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the date of purchase (the “Change of Control Payment”).

(b)                                 On or before the 30th day following any Change of Control, the Company shall send a written notice (which notice may be conditional) to each Holder (with a copy to the Trustee) stating, among other things:  (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.13 and that all Notes (or portions thereof) timely tendered will be accepted for payment; (2) the purchase price and the change of control payment date, which date shall be, subject to any contrary requirements of applicable law, no earlier than 30 days nor later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice (the “Change of Control Payment Date”); (3) that any Note (or portion thereof) accepted for payment (and for which payment has been duly provided on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (4) that any Notes (or portions thereof) not tendered will continue to accrue interest; (5) a description of the transaction or transactions constituting the Change of Control; and (6) the procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(c)                                  A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the transaction giving rise to the Change of Control at the time of the making of the Change of Control Offer.  In addition, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 4.13 applicable to a Change of Control Offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

(d)                                 Not later than the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in cash an amount equal to the purchase price plus accrued and unpaid interest, if any, to be paid to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.13.  Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least five Business Days prior to the purchase date.  Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder, the certificate number of such Note and a statement that such Holder is withdrawing his election to have such Note purchased.

(e)                                  On the Change of Control Payment Date, the Company shall, to the extent lawful:  (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and (3) deliver to the Trustee or cause to be delivered the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company, together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.  The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will, upon receipt of an authentication order, promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.  In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the amount deposited with the Trustee (or Paying Agent), the Trustee (or Paying Agent) shall deliver the excess to the Company immediately after the Change of Control Payment Date.

(f)                                   The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes in connection with a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue thereof.

Section 4.14.                         Limitation on Status as an Investment Company.

GCA and the Company shall not, and shall not permit any Restricted Subsidiary to, become an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended, the “Investment Company Act”), to the extent such status would subject such Person or any of its Subsidiaries to regulation under the Investment Company Act, except for Subsidiaries established for the purpose of financing the operating businesses of GCA and its Subsidiaries.

Section 4.15.                         Payment for Consent.

GCA and the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.16.                         [Reserved].

Section 4.17.                         Business Activities.

GCA and the Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business, except to such extent as would not be material to GCA, the Company and the Restricted Subsidiaries taken as a whole.

Section 4.18.                         Additional Note Guarantees.

If GCA, the Company or any of the Restricted Subsidiaries acquires or creates a Significant Subsidiary, or any non-Guarantor Restricted Subsidiary becomes a Significant Subsidiary after the Issue Date, then such Restricted Subsidiary shall become a Guarantor and execute a supplemental indenture, deliver a joinder, amendment or supplement to the applicable Security Documents (and such other documentation as shall be necessary to provide for a valid and perfected first priority Lien (subject only to Permitted Liens) on such Restricted Subsidiary’s assets constituting Collateral to secure such guarantee on terms described in Article 11) and deliver an Opinion of Counsel satisfying the requirements of this

Indenture within 30 days following the date on which it was acquired, created or otherwise became a Significant Subsidiary (or such longer period as may be required to obtain any necessary approvals under applicable Gaming Laws or other regulatory requirements).  Any Subsidiary that does not constitute a Significant Subsidiary need not become a Guarantor unless and until such time as it becomes a Significant Subsidiary.  GCA and the Company shall use commercially reasonable efforts to obtain all approvals of any Gaming Authority necessary to permit any Significant Subsidiary to become a Guarantor and to have its Capital Stock pledged in favor of the Collateral Agent as promptly as practicable.

Section 4.19.                         Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors may designate any Restricted Subsidiary and any newly acquired or newly formed Subsidiary to be an Unrestricted Subsidiary; provided that:

(i)                                     such designation would not cause a Default;

(ii)                                  such Subsidiary has no Indebtedness other than Qualified Non-Recourse Debt; and

(iii)                               such Subsidiary does not own any Capital Stock or Indebtedness of or own or hold any Lien on any Property of GCA or any Subsidiary of GCA that is not a Subsidiary of the Subsidiary to be so designated.

If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by GCA, the Company and the Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.06 or under one or more clauses of the definition of “Permitted Investment,” as determined by the Company.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the requirements to be an Unrestricted Subsidiary.

Any designation of a Subsidiary of GCA as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that (1) such designation complied with the preceding conditions and (2) was permitted by Section 4.06 and giving the effective date of such designation, such filing with the Trustee to occur within 75 days after the end of the fiscal quarter of the Company in which such designation is made (or, in the case of a designation made during the last fiscal quarter of the fiscal year, within 120 days after the end of such fiscal year).  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be Incurred as of such date under Section 4.08, the Company will be in default of such covenant.

The Board of Directors may at any time designate, or redesignate, any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation, or redesignation, will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation, or redesignation, will only be permitted if (1) such Indebtedness is permitted under Section 4.08 calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable Reference Period and (2) no Default or Event of Default would be in existence following such designation or redesignation.

Section 4.20.                         Pledge Undertakings.

The Company shall use its commercially reasonable efforts to receive, within 120 days after the Issue Date (and, with respect to any entity made a Guarantor after the Issue Date pursuant to Section 4.18, within 120 days of the date thereof), the approval of the requisite Gaming Authority in connection with the pledge of the Nevada Gaming Pledged Equity, the Mississippi Gaming Pledged Equity, the Missouri Gaming Pledged Equity and any other Pledged Equity (all such terms used herein as defined in the Security Agreement) subject to any other applicable Gaming Laws pursuant to the Security Agreement and within five (5) Business Days of receipt of such approvals, deliver to the Collateral Agent (or the Credit Facility Agent as bailee for the Collateral Agent pursuant to the Intercreditor Agreement) (a) all existing certificates evidencing 100% of the issued and outstanding Capital Stock held by the Company and each Guarantor in the issuers of such Pledged Equity, (b) stock powers duly endorsed in blank covering all of the certificated Capital Stock described in clause (a) above and (c) a favorable opinion of the Company’s local counsel is such jurisdiction (which local counsel shall be reasonably acceptable to the Collateral Agent), addressed to the Trustee, the Collateral Agent and each other Secured Party as to matters relating to the creation and perfection of security interests in favor of the Collateral Agent with respect to such Pledged Equity pursuant to the Security Agreement.  Notwithstanding anything in this Indenture or any other Notes Documentation to the contrary, whether the Company has used commercially reasonable efforts under this Section 4.20 shall be determined solely by the Company (not the Trustee or the Collateral Agent) and shall be set forth in an Officers’ Certificate promptly delivered to the Trustee and the Collateral Agent, upon which the Trustee and the Collateral Agent may conclusively rely.

Section 4.21.                         After-Acquired Property.

(a)                                 From and after the Issue Date and subject to certain limitations set forth in the Security Documents, if the Company or any Guarantor acquires any property which is of a type constituting Collateral under the Security Agreement or any other Security Document (excluding, for the avoidance of doubt, any Excluded Assets), it shall, to the extent necessary and required by the Security Agreement or any other Security Document, as soon as practicable after the acquisition thereof execute and deliver such security instruments, mortgages, surveys, title insurance policies, financing statements and such certificates and Opinions of Counsel as are reasonably necessary to vest in the Collateral Agent a perfected security interest (subject only to Permitted Liens) in such after-acquired property and to have such after-acquired property added to the Collateral, and thereupon all provisions of this Indenture and each other Notes Documentation relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

(b)                                 Upon the acquisition by GCA, the Company or any Restricted Subsidiary of any fee interest in real property  with a Fair Market Value in excess of $10,000,000 (“Mortgaged Property”), GCA or the Company shall deliver or cause such Restricted Subsidiary to deliver within ninety (90) days, a mortgage or deed of trust with respect thereto duly executed and acknowledged by the owner of such Mortgaged Property, in favor of the Collateral Agent and for the benefit of the Secured Parties, together with the following:

(i)                                     evidence of the completion (or reasonably satisfactory arrangements for the completion) of all recordings and filings of each of the mortgages or deeds of trust as may be required to record the mortgages or deeds of trust as valid, perfected Liens against the Mortgaged Property, which Liens are subject to no outstanding monetary Liens recorded against GCA’s, the Company’s or such Guarantor’s interest in the Mortgaged Property, other than Permitted Liens;

(ii)                                  title policies in favor of the Collateral Agent on behalf of the Secured Parties providing title insurance in an amount of not less than the Fair Market Value of the Mortgaged Property covered thereby, including endorsements issued by the title company with respect to the deeds of trust;

(iii)                               an American Land Title Association survey of each Mortgaged Property prepared (and so certified) in compliance with the provisions of the applicable state survey standards by a registered land surveyor of the state in which each such Mortgaged Property is located, and certified to the Collateral Agent and the title company;

(iv)                              with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the title company to issue the title policies and endorsements contemplated in clause (ii) above;

(v)                                 evidence of payment by Company of all title policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the deeds of trust and issuance of the title policies contemplated in clause (ii) above; and

(vi)                              favorable Opinions of Counsel, addressed to the Trustee, the Collateral Agent and the other Secured Parties, of local counsel in each jurisdiction (i) where a Mortgaged Property is located and (ii) where the Company or applicable Guarantor granting the mortgage or deed of trust on said Mortgaged Property is organized, regarding the due execution and delivery and enforceability of each such deed of trust, the corporate formation, existence and good standing of the Company or applicable Guarantor, and such other matters as may be reasonably required.

Section 4.22.                         Further Assurances.

Subject to the limitations set forth in the Security Documents, the Company and each of the Guarantors will execute any and all further documents, financing statements, agreements and instruments, and take all further action required under applicable law, or as the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral.

Section 4.23.                         Activities Prior to the Acquisition Date.

Notwithstanding anything in this Indenture to the contrary, prior to the Merger Date, the Company’s primary activities shall be restricted to (a) issuing the Notes and the New Unsecured Notes, (b) performing its obligations in respect of the Notes under this Indenture and the New Unsecured Notes under the New Unsecured Indenture, (c) consummating the Transactions substantially in accordance with the description of the Transactions set forth in the Offering Memorandum, and redeeming the Notes, if applicable and (d) conducting such other activities as are necessary or appropriate to carry out the activities described above. Prior to the Merger Date, the Company shall not own, hold or otherwise have any interest in any material assets other than cash and cash equivalents and its rights and obligations under the Merger Agreement.

Section 4.24.                         Insurance.

The Company shall maintain insurance, and cause each of its Restricted Subsidiaries to maintain insurance, with financially sound and reputable insurers (naming the Collateral Agent as an additional insured or loss payee, as applicable), with respect to any right or interest in or to its property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock, that is necessary in, and material to, the conduct of business by the Company and its Restricted Subsidiaries, taken as a whole, in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, and use its commercially reasonable efforts to ensure that all such material insurance policies shall, to the extent customary (but in any event, not including business interruption insurance and personal injury insurance) name the Collateral Agent as insured party or loss payee, as applicable.

Section 4.25.                         Maintenance of Collateral.

The Company shall, and shall cause each of the Restricted Subsidiaries to (i) at all times maintain, preserve and protect all property material to the conduct of its business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business), (ii) from time to time make, or cause to be made, all necessary and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted in the ordinary course at all times and (iii) keep its insurable property insured at all times by financially sound and reputable insurers.

ARTICLE 5.
SUCCESSORS

Section 5.01.                         Merger, Consolidation and Sale of Assets.

(a)                                 Except with respect to the transactions contemplated by the Merger Agreement, GCA and the Company shall not merge or consolidate with or into any other entity (other than a merger or consolidation of a Restricted Subsidiary with or into GCA or the Company) or in one transaction or a series of related transactions sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its Property unless:

(i)                                     the entity formed by or surviving any such consolidation or merger (if GCA or the Company is not the surviving entity) or the Person to which such sale, assignment, transfer, lease or conveyance is made (the “Successor”)

(A)                               shall be a Person (other than an individual) organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such Person expressly assumes, by supplemental indenture and such other necessary agreements, executed and delivered to the Trustee by such Person, the due and punctual payment of the principal, premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants, conditions and obligations under the Notes, this Indenture, the Security Documents and the Intercreditor Agreement to be performed by the Company; and

(B)                               the Successor shall have all Gaming Licenses required to be obtained by such Successor;

(ii)                                  in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Company’s Property, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(iii)                               immediately before and after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(iv)                              immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), either (x) the Company or the Successor, as the case may be, would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.08(a) or (y) GCA’s Consolidated Fixed Charge Coverage Ratio would be equal to or greater than GCA’s Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction;

(v)                                 GCA, the Company or such Successor, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, shall comply with the applicable provisions of this Indenture (and any supplement to any Security Document if required in connection with such transaction) and that all conditions precedent in this Indenture and the Security Documents relating to the execution of such supplemental indenture have been satisfied or duly waived;

(vi)                              the Successor promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be reasonably required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to the Successor;

(vii)                           the Collateral owned by or transferred to the Successor, as applicable, shall (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the trustee and the Holders of the Notes and (c) not be subject to any Lien other than Permitted Liens; and

(viii)                        the property and assets of the Person which is merged or consolidated with or into the Successor, as applicable, to the extent that they are property or assets or of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Successor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien on the Security Documents in the manner and to the extent required in this Indenture or the Security Documents.

(b)                                 No Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than GCA, the Company or another Guarantor, unless:

(i)                                     immediately after giving effect to such transaction, no Default or Event of Default exists; and

(ii)                                  either:  (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Note Guarantee and this Indenture pursuant to a supplemental indenture satisfactory to the Trustee; or (b) the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.09.

Section 5.02.                         Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of GCA and/or the Company in accordance with Section 5.01, the Successor shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to “GCA” and/or the “Company”, as the case may be, shall refer instead to the Successor and not to GCA or the Company, as the case may be), and may exercise every right and power of GCA or the Company, as the case may be, under this Indenture with the same effect as if the Successor had been named as GCA or the Company, as the case may be, herein; provided, however, that the predecessor GCA or Company, as the case may be, shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of GCA’s assets or the Company’s assets, as the case may be, that meets the requirements of Section 5.01(a).

ARTICLE 6.
DEFAULTS AND REMEDIES

Section 6.01.                         Events of Default.

An “Event of Default” occurs if:

(a)                                 the Company defaults in the payment of interest on any of the Notes when it becomes due and payable and such default continues for a period of 30 days;

(b)                                 the Company defaults in the payment when due of principal of or premium, if any, on the Notes when due at maturity, upon acceleration, required purchase or otherwise;

(c)                                  the Company fails to observe, perform or comply with the covenants and agreements of Section 5.01(a);

(d)                                 the Company or any Guarantor fails to observe, perform or comply with any of the other covenants and agreements in this Indenture, the Notes, or the Note Guarantees and such failure to observe, perform or comply continues for a period of 60 days after receipt by the Company of a written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding;

(e)                                  Indebtedness of GCA, the Company or any Restricted Subsidiary is not paid when due or within any applicable grace period or is accelerated by the holders thereof and, in either case, the total amount of such unpaid or accelerated Indebtedness exceeds $25.0 million;

(f)                                   the entry by a court of competent jurisdiction of one or more judgments or orders against GCA, the Company or any Restricted Subsidiary in an uninsured aggregate amount in excess of $25.0 million and such judgment or order is not discharged, waived, stayed or satisfied for a period of 60 consecutive days;

(g)                                  GCA, the Company or any Guarantor that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(i)                                commences a voluntary case,

(ii)                                consents to the entry of an order for relief against it in an involuntary case,

(iii)                                 consents to the appointment of a custodian of it or for all or substantially all of its property, or

(iv)                               makes a general assignment for the benefit of its creditors;

(h)                                 a court of competent jurisdiction enters an order or decree with respect to GCA, the Company or any Guarantor that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, under any Bankruptcy Law that:

(i)                                is for relief against such Person(s) in an involuntary case;

(ii)                                appoints a custodian of such Person(s) or for all or substantially all of the property of such Person(s); or

(iii)                                 orders the liquidation of such Person(s);

and the order or decree remains unstayed and in effect for 60 consecutive days;

(i)                                     except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person controlling such Guarantor, denies or disaffirms its obligations under its Note Guarantee, and such default continues for a period of 10 days; and

(j)                                    except as permitted by the terms of this Indenture or the Security Documents, (a) any Lien or security interest created by any Security Documents ceases to be in full force and effect or any default by the Company or any such Guarantor in the performance of any of their obligations under any of the Security Documents which adversely affects the enforceability, validity, perfection or priority of the Lien on any material portion of the Collateral securing the Notes Obligations or which adversely affects the condition or value of any material portion of the Collateral, (b) repudiation or disaffirmation in writing by the Company or any Guarantor, or any Person acting on behalf of the Company or any Guarantor, of its obligations under the Security Documents or assertion by the Company or any Guarantor, or any Person acting on behalf of the Company or any Guarantor that any security interest with respect to the Collateral granted pursuant to the Security Documents is invalid and unenforceable or (c) the determination in a judicial proceeding that the security interest with respect to any material portion of the Collateral granted pursuant to the Security Documents or all or any material portion of the Security Documents, taken as a whole, are unenforceable or invalid, for any reason, against the Company or any Guarantor.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

A Default under clause (e) or (f) of this Section 6.01 is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding notify the Company of the Default; provided that any Default under clause (e) above resulting from a  default or acceleration with respect to Indebtedness will not be considered an Event of Default if such default or acceleration is cured or annulled, respectively, within 30 days of the receipt by the Company of such notice of default from the Trustee or Holders of not less than 25% in aggregate principal amount of the Notes.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Default or Event of Default, its status and what action the Company and/or any Guarantor is taking or proposes to take with respect thereto.  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 6.02.                         Acceleration.

Subject to Section 6.12, if an Event of Default (other than an Event of Default resulting from Section 6.01(g) or (h)) shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding may accelerate the maturity of all the Notes by a notice in writing to the Company (and to the Trustee, if given by the Holders) specifying the Event of Default and that it is a “notice of acceleration” and on the fifth Business Day after delivery of such notice, the principal amount, together with any accrued and unpaid interest and premium, if any, on all of the Notes then outstanding will become immediately due and payable.  In case an Event of Default resulting from Section 6.01(g) or (h) shall occur, the Notes (including any accrued interest thereon) shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

Section 6.03.                         Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04.                         Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive an existing Event of Default or Default and its consequences hereunder if the rescission would not conflict with any judgment or decree except a continuing Default in the payment of principal of premium or interest on a Note.  Upon any such waiver, such Default or Event of Default shall cease to exist and shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.                         Control by Majority.

Subject to the terms of the Security Agreement and the Intercreditor Agreement, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification and/or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Whenever reference is made in this Indenture, the Security Agreement or any other Security Document to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Indenture if it shall not have received such advice or concurrence of the Trustee, acting at the direction of the required Holders of the Notes (acting in accordance with this Indenture and other transaction documents), as it deems appropriate.  This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

Section 6.06.                         Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture, the Notes or the Note Guarantees only if:

(a)                                 the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)                                 the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)                                  such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity and/or security satisfactory to the Trustee against any loss, liability or expense;

(d)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity and/or security; and

(e)                                  during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.                         Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.                         Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal to the extent lawful, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.                         Trustee May File Proofs of Claim.

Subject to the terms of the Intercreditor Agreement, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.                         Priorities.

Subject to the terms of the Security Agreement and the Intercreditor Agreement, if the Trustee collects (or receives from the Collateral Agent under any Security Documents) any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First:  to the Trustee, the Collateral Agent and their respective agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the applicable Notes for principal, premium and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.                         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12.                         Redemption Provision Defaults.

Notwithstanding the above, for purposes of this Article 6, if any Event of Default occurs with respect to mandatory or optional redemption provisions included solely in any Additional Notes as contemplated by Section 2.14 (a “Redemption Provision Default”), such Redemption Provision Default shall constitute an Event of Default only with respect to the Additional Notes containing such mandatory or optional redemption provisions and such Additional Notes shall be considered to be Indebtedness for purposes of Section 6.01(e).  In addition, (i) solely with respect to any Redemption Provision Default, all references to the Holders of Notes set forth in this Article 6 (including, without limitation, any applicable voting and consent thresholds regarding notice, waiver, acceleration, remedies, direction of the Trustee and limitations on suits), shall be deemed to refer only to the Holders of the Additional Notes subject to such Redemption Provision Default and (ii) solely with respect to any Default under Section 6.01(e) that occurs as a result of a Redemption Provision Default, all references to the Holders of Notes set forth in this Article 6 (including, without limitation, any applicable voting and consent thresholds regarding notice, waiver, acceleration, remedies, direction of the Trustee and limitations on suits), shall be deemed to refer only to the Holders of Notes other than the Additional Notes subject to such Redemption Provision Default.

ARTICLE 7.
TRUSTEE

Section 7.01.                         Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee pursuant to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions specifically required to be furnished to it hereunder to determine whether or not they substantially conform to the procedural requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.                         Rights of Trustee.

(a)                                 The Trustee may rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its own selection with respect to legal matters relating to this Indenture and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)                                   In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g)                                  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.03.                         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04.                         Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.                         Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.                         Reports by Trustee to Holders of the Notes.

Within 60 days after each December 15 beginning with the December 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

Section 7.07.                         Compensation and Indemnity.

The Company shall pay to the Trustee as agreed upon in writing from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable and documented out-of-pocket expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company and Guarantors shall fully indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses (including reasonable and documented legal fees of counsel and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including (i) the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense shall be determined by a court of competent jurisdiction to have been caused by its own negligence, bad faith or willful misconduct and (ii) liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually prejudiced by failure of the Trustee to provide timely notice of claims of which a Responsible Officer has actual notice.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

To secure the Company’s and the Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.                         Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(a)                                 the Trustee fails to comply with Section 7.10;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 20% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition at the expense of the Company any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.                         Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which is anywhere provided in the Notes or in this Indenture.

Section 7.10.                         Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11.                         Preferential Collection of Claims Against the Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12.                         Security Documents; Intercreditor Agreement.

By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver the Intercreditor Agreement and any other Security Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Security Documents executed after the Issue Date.  It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and Collateral Agent are (a) expressly authorized to make the representations attributed to Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under the Intercreditor Agreement or any other Security Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture and the Security Documents (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.                         Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes, and all obligations of the Guarantors discharged with respect to their Note Guarantees, upon compliance with the conditions set forth below in this Article 8.

Section 8.02.                         Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, this Indenture and the Security Documents (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments solely in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article 2 and Sections 4.02, 4.21 and 4.22, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith and (d) this Article 8.  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.

Section 8.03.                         Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14, 4.15, 4.17, 4.18, 4.19 and 4.23 and Section 5.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(c) through 6.01(i), except for Sections 6.01(g) and 6.01(i) with respect to the Company (but not with respect to any Restricted Subsidiary) shall not constitute Events of Default.

Section 8.04.                         Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)                                 the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b)                                 in the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)                                  in the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from (i) the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence or (ii) the repayment of other Indebtedness being repaid concurrently);

(e)                                  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(f)                                   the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(g)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

The Collateral will be released from the Lien securing the Notes, as provided in Section 12.02, upon a defeasance in accordance with the provisions in this Article 8.

Section 8.05.                         Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Sections 4.09, 4.13 or 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.                         Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.                         Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.                         Without Consent of Holders of Notes.

Notwithstanding Section 9.02, the Company, the Guarantors, the Collateral Agent and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees, the Security Documents or the Intercreditor Agreement without the consent of any Holder of a Note to:

(a)                                 cure any ambiguity, defect, mistake, omission, or inconsistency;

(b)                                 provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes or Note Guarantees, as applicable, by a Successor to the Company or a successor to such Guarantor pursuant to Article 5;

(c)                                  provide for uncertificated Notes in addition to or in place of certificated Notes;

(d)                                 add any Note Guarantees with respect to the Notes and to release Note Guarantees when required or permitted by the terms of this Indenture;

(e)                                  add additional assets as Collateral or make, complete or confirm any grant of security interest in any property or assets as additional Collateral securing the Notes Obligations, including when permitted or required by this Indenture or any of the Security Documents or any release, termination or discharge of Collateral when permitted or required by this Indenture or any of the Security Documents;

(f)                                   add to the covenants of the Company or any Guarantor for the benefit of the Holders of the Notes or the Note Guarantees or to surrender any right or power conferred upon  the Company or any Guarantor;

(g)                                  make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

(h)                                 conform the text of this Indenture, the Notes, the Security Documents, the Intercreditor Agreement or the Note Guarantees to any provision of the “Description of Secured Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of Secured Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Security Documents, the Intercreditor Agreement or the Note Guarantee as set forth in an Officers’ Certificate;

(i)                                     provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

(j)                                    remove redemption provisions included in any Additional Notes pursuant to Section 2.14 that, pursuant to the terms of such redemption provisions, are no longer in effect; or

(k)                                 enter into or amend the Intercreditor Agreement and/or Security Documents (or supplement the Intercreditor Agreement and/or Security Documents) under circumstances provided therein including if GCA, the Company or any Restricted Subsidiary incurs Permitted Additional Pari Passu Obligations.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee and the Collateral Agent, as the case may be, shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture or amendment or supplement to the Security Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Collateral Agent shall not be obligated to enter into such amended or supplemental Indenture or amendment or supplement to the Security Documents that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.                         With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Security Documents, the Intercreditor Agreement and the Note Guarantees without notice to any Holder of Notes but with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Security Documents, the Intercreditor Agreement or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Section 2.08 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Notwithstanding the preceding paragraph, with respect to the amendment, supplement or waiver of any mandatory or optional redemption provisions included in any Additional Notes as contemplated by Section 2.14, the references in the preceding paragraph to Holders of a majority in principal amount of the Notes shall be deemed to refer to a majority in principal amount of the Additional Notes which contain such mandatory or optional redemption provisions.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver of this Indenture becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

In addition, without the consent of the Holders of the Notes of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, an amendment, supplement or waiver may not:

(a)                                 modify any Security Document or the provisions of this Indenture dealing with the Security Documents or application of trust moneys under the Security Documents, or otherwise release any Collateral, in any manner materially adverse to the Holders other than in accordance with this Indenture, the Security Documents and the Intercreditor Agreement; or

(b)                                 modify any intercreditor agreement in any manner materially adverse to the holders other than in accordance with this Indenture, the Security Documents and the Intercreditor Agreement.

The Trustee and Collateral Agent shall be entitled to rely on Officers’ Certificates and Opinions of Counsel confirming that any amendment, supplement or waiver is not materially adverse to the Holders and complies with (a) and (b) above.

Without the consent of each Holder of Notes affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)                                 reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)                                 reduce the rate of or extend the time for payment of interest on any Note;

(c)                                  reduce the principal of or extend the stated maturity of any Note;

(d)                                 reduce the premium payable upon the redemption of any Note, waive a redemption payment with respect to any Note or change the time at which a Note may be redeemed other than provisions relating to the covenants in Sections 4.09 and 4.13;

(e)                                  impair the right of any Holder to receive payment of principal of, or interest or premium on the Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes, except (i) a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, (ii) a waiver of the payment default that resulted from such acceleration and (iii) any waiver or modification of the obligation to make a Change of Control Offer as a result of a Change of Control prior to the occurrence of a Change of Control;

(f)                                   make any Note payable in money other than that stated in the Notes;

(g)                                  make any change in the provisions of this Indenture relating to waivers of past Defaults; or

(h)                                 make any change in the foregoing amendment and waiver provisions.

In addition, any amendment which releases any Guarantor from its obligations under any Note Guarantee (except as specified in Article 5 or Section 10.02 prior to any such amendment) will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

Section 9.03.                         [Reserved].

Section 9.04.                         Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  From and after the date an amendment, supplement or waiver becomes effective in accordance with its terms, it shall bind every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05.                         Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.                         Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it.  In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10.
NOTE GUARANTEES

Section 10.01.                  Note Guarantees.

(a)                                 Subject to the provisions of this Article 10, from and after the Merger Date, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations of the Company under this Indenture (including under Section 7.07) and the Notes (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”).  Each Guarantor agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guarantor Obligation.

(b)                                 Each Guarantor waives (to the extent lawful) presentation to, demand of, and protest to the Company of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment.  Each Guarantor waives (to the extent lawful) notice of any default under the Notes or the Guarantor Obligations.

(c)                                  Each Guarantor further agrees that its Note Guarantee constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

(d)                                 Except as set forth in Section 10.02 and Article 8, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guarantor Obligations or any of them; (v) the failure of any Holder to exercise any right or remedy against any other Guarantor; (vi) any change in the ownership of GCA or the Company; (vii) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (viii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

(e)                                  Each Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Note Guarantee in compliance with Section 5.01, Section 10.02, Section 11.01 or Article 8.  Each Guarantor further agrees that its Note Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of GCA or the Company or otherwise.

(f)                                   In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

(g)                                  Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (i) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed and (ii) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of such Guarantor’s Note Guarantee.

(h)                                 Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section 10.01.

(i)                                     Neither the Company nor the Guarantors shall be required to make a notation on the Notes to reflect any Note Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of any Note Guarantee.

Section 10.02.                  Limitation on Liability; Termination, Release and Discharge.

(a)                                 Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b)                                 A Note Guarantee of a Guarantor shall be automatically and unconditionally released and discharged, and each Guarantor and its obligations under the Note Guarantee and this Indenture shall be released and discharged (except with respect to those obligations of Guarantors under Section 7.07):

(i)                                     in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (by way of merger, consolidation, or otherwise) to a Person that is not (either before or after giving effect to such transaction) GCA, the Company or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.09;

(ii)                                  in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) GCA, the Company or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.09 and the Guarantor ceases to be a Restricted Subsidiary as a result of the sale or other disposition;

(iii)                               if GCA or the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.19; or

(iv)                              upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture pursuant to Section 8.02, Section 8.03, or Section 11.01.

(c)                                  If any Guarantor is released from its Note Guarantee, any of its Subsidiaries that are Guarantors will be released from their Note Guarantees.

(d)                                 In the case of any transaction described in Section 10.02(b)(i) or (b)(ii), the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(e)                                  The release of a Guarantor from its Note Guarantee and its obligations under this Indenture in accordance with the provisions of this Section 10.02 shall not preclude the future application of Section 4.19 to such Person.

Section 10.03.                  Right of Contribution.

Subject to Section 10.04, each Guarantor agrees that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) in respect of the Guarantor Obligations, such Funding Guarantor shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the relative net worth of each Guarantor (including the Funding Guarantor) as of the date of such payment or distribution for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Guarantor Obligations.  The provisions of this Section 10.03 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 10.04.                  No Subrogation.

Notwithstanding any payment or payments made by any Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Guarantor Obligations are paid in full.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

ARTICLE 11.
SATISFACTION AND DISCHARGE

Section 11.01.                  Satisfaction and Discharge.

This Indenture and the Security Documents will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)                                 either:

(a)                                 all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(b)                                 all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2)                                 other than with respect to a discharge when the Notes have become due and payable, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default or Event of Default resulting from (i) the borrowing of funds to be applied to such deposit or (ii) the repayment of other Indebtedness being repaid concurrently) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)                                 the Company or any Guarantor has paid or caused to be paid all other sums payable by it under this Indenture; and

(4)                                 the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02, 8.06, 7.01, 7.02 and 7.07 shall survive such satisfaction and discharge.

Section 11.02.                  Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal of, premium, if any, and interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 12.
COLLATERAL

Section 12.01.                  Security Documents.

The due and punctual payment of the principal of, premium and interest  on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes and payment and performance of all other Notes Obligations, shall be secured by a pledge of a first priority perfected security interest in the Collateral in favor of the Collateral Agent on its behalf and on behalf of the Trustee and the Holders as provided in the Security Documents, which define the terms of the Liens that secure the Notes Obligations, subject to the terms of the Intercreditor Agreement.  The Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Secured Parties and pursuant to the terms of the Security Documents and the Intercreditor Agreement.  Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreement, and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Company shall deliver to the Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 12.01, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  The Company shall, and shall cause the Subsidiaries of the Company to, take any and all actions and make all filings (including the filing of Uniform Commercial Code financing statements, continuation statements and amendments thereto) required to cause the Security Documents to create and maintain, as security for the Notes Obligations, a valid and enforceable perfected first priority Lien and security interest in and on all of the Collateral, for which such a security interest can be created and maintained by performing such actions or making such filings (subject to the terms of the Intercreditor Agreement and the Security Documents), in favor of the Collateral Agent for the benefit of the Notes Secured Parties subject to no Liens other than Permitted Liens.

Section 12.02.                  Release of Collateral.

(a)                                 Subject to Sections 12.02(b) and (c) hereof, the Liens securing the Notes will be automatically released, and the Trustee (subject to its receipt of an Officers’ Certificate and Opinion of Counsel as provided below) shall execute documents evidencing such release, or instruct the Collateral Agent to execute, as applicable, the same at the Company’s sole cost and expense, under one or more of the following circumstances:

(A)                               in whole upon payment in full of the Notes Obligations;

(B)                               in whole, upon satisfaction and discharge of this Indenture as set forth under Article 11;

(C)                               in whole, upon a Legal Defeasance or Covenant Defeasance of this Indenture as set forth under Article 8;

(D)                               in part, as to any property or asset constituting Collateral:

(1)                                 that is sold or otherwise disposed of to a Person that is not the Company, GCA or any other Guarantor in a transaction permitted by Section 4.09, or

(2)                                 that is owned by a Guarantor to the extent such Guarantor has been released from its Guarantee in accordance with Section 10.02, or

(3)                                 that constitutes an Excluded Asset, or

(4)                                 otherwise in accordance with, and as expressly provided for under the Intercreditor Agreement; or

(E)                                as described under Section 9.01.

(b)                                 With respect to any release of Collateral, upon receipt of an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture and the Security Documents and the Intercreditor Agreement, as applicable, to such release have been met and that it is proper for the Trustee or Collateral Agent to execute and deliver the documents requested by the Company in connection with such release, and any necessary or proper instruments of termination, satisfaction, discharge or release prepared by the Company, the Trustee shall, or shall cause the Collateral Agent to, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release and discharge of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement.  Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document or in the Intercreditor Agreement to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.

(c)                                  At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered notice of acceleration to the Collateral Agent pursuant to Section 6.02 of this Indenture, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents shall be effective as against the Holders, except as otherwise provided in the Intercreditor Agreement.

Section 12.03.                  Suits to Protect the Collateral.

Subject to the provisions of Article 7 hereof and the Security Documents and the Intercreditor Agreement, the Trustee, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it determines in order to:

(a)                                 enforce any of the terms of the Security Documents; and

(b)                                 collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings necessary to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings necessary to preserve or protect its interests and the interests of the Holders in the Collateral.  Nothing in this Section 12.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.

Section 12.04.                  Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 12.05.                  Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 12 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

Section 12.06.                  Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may, with prior written notice to the Company or such Guarantor, be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 12; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 12.07.                  Release Upon Termination of the Company’s Obligations.

In the event that the Company delivers to the Trustee an Officers’ Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Notes Obligations that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, have been paid or (ii) the Company shall have exercised its Legal Defeasance option or its Covenant Defeasance option, in each case in compliance with the provisions of Article 8, and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such notice to the Trustee have been satisfied, the Trustee shall deliver to the Company and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done (at the expense of the Company) all acts reasonably requested by the Company to release and discharge such Lien as soon as is reasonably practicable.

Section 12.08.                  Collateral Agent.

(a)                                 The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent under this Indenture, the Security Documents and the Intercreditor Agreement and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Security Documents and the Intercreditor Agreement, and consents and agrees to the terms of the Intercreditor Agreement and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms.  The Collateral Agent agrees to act as such on the express conditions contained in this Section 12.08.  The provisions of this Section 12.08 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders nor any of the Grantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 12.03.  Each Holder agrees that any action taken by the Collateral Agent in accordance with the provision of this Indenture, the Intercreditor Agreement and the Security Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders.  Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreement, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Notes Documentation to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreement or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)                                 The Collateral Agent may perform any of its duties under this Indenture, the Security Documents or the Intercreditor Agreement by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel.  The Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with reasonable care.

(c)                                  None of the Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence, willful misconduct or bad faith) or under or in connection with any Security Document or the Intercreditor Agreement or the transactions contemplated thereby (except for its own gross negligence, willful misconduct or bad faith), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, or any other Notes Documentation, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Security Documents or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents or the Intercreditor Agreement, or for any failure of any Grantor or any other party to this Indenture, the Security Documents or the Intercreditor Agreement to perform its obligations hereunder or thereunder.  None of the Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security

Documents or the Intercreditor Agreement or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

(d)                                 The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication or document believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other Grantor), independent accountants and other experts and advisors selected by the Collateral Agent.  The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document.  The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the Intercreditor Agreement (i) if such action would, in the reasonable opinion of the Collateral Agent (which may be based on the opinion of legal counsel), be contrary to applicable law or any of the Security Documents or any other agreement referred to herein or therein, (ii) if such action is not provided for in this Indenture, the Security Documents or the Intercreditor Agreement or any Additional Pari Passu Agreement to which the Collateral Agent is a party, (iii) if, in connection with the taking of any such action hereunder or under any of the Security Documents that would constitute an exercise of remedies hereunder or under any of the Security Documents it shall not first be indemnified to its satisfaction by the Holders against any and all risk of nonpayment, liability and expense that may be incurred by it, its agents or its counsel by reason of taking or continuing to take any such action, or (iv) if, notwithstanding anything to the contrary contained in this Agreement, in connection with the taking of any such action that would constitute a payment due under any agreement or document, it shall not first have received from the Holders or the Grantors funds equal to the amount payable. Whenever reference is made in this Indenture, the Security Documents or the Intercreditor Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not first have received from the Holders or the Grantors funds equal to the amount payable.  Whenever reference is made in this Indenture, the Security Documents or the Intercreditor Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Indenture if it shall not have received such advice or concurrence of the Trustee, acting at the direction of the required Holders of the Notes (acting in accordance with this Indenture and other transaction documents, with such direction to be binding upon all of the Holders), as it deems appropriate. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

(e)                                  The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.”  The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 12.08).

(f)                                   The Collateral Agent may resign as Collateral Agent at any time upon at least 60 day’s written notice to the Holders, the Trustee and the Grantors (which may be extended up to 90 days upon reasonable request by the Grantors) and may be removed at any time with or without cause by the holders of a majority in the aggregate principal amount of the outstanding Secured Obligations, with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent under this Section.  If the Collateral Agent shall provide notice of its resignation or be removed as Collateral Agent, then the holders of a majority in the aggregate principal amount of the outstanding Secured Obligations or the Company may (and if no such successor shall have been appointed within 45 days of the Collateral Agent’s date of notice of resignation or removal, the Collateral Agent or the Company may) appoint a successor Collateral Agent which successor agent shall, in the case of any appointment by the Collateral Agent, be reasonably acceptable to the holders of a majority in the aggregate principal amount of the outstanding Secured Obligations or shall satisfy the requirements of Section 7.10 of this Indenture, and the former Collateral Agent’s rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent (except that the resigning Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent and shall execute and deliver to the successor Collateral Agent such instruments of assignment and transfer and other similar documents as such successor Collateral Agent shall deem necessary or advisable (at the joint and several expense of the Grantors).  After any retiring Collateral Agent’s resignation or removal as Collateral Agent, the provisions of this Indenture and the Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.  In the event that a successor Collateral Agent is not appointed within the time period specified in this Section following the provision of a notice of resignation or removal of the Collateral Agent, the Collateral Agent, the Company or any other Secured Party representing at least 10% of the principal amount of the Secured Obligations may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent (at the joint and several expense of the Grantors).  Upon providing its notice of resignation as provided herein, the Collateral Agent shall have no obligation with respect to, or liability for failure to, seek or obtain gaming licenses, seek or obtain gaming regulatory approvals, or comply with gaming commission conditions.  In the event that the Collateral Agent is required to acquire title to an asset, or take any managerial action of any kind in regard thereto, in order to perform any obligation under any Security Document, which in the Collateral Agent’s sole determination may cause the Collateral Agent to incur potential liability under any environmental law, the Collateral Agent reserves the right, instead of taking such action, to resign as the Agent.

(g)                                  Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreement, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h)                                 The Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Intercreditor Agreement, (iii) make the representations of the Holders set forth in the Security Documents and Intercreditor Agreement, (iv) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor

Agreement and (v) perform and observe its obligations under the Security Documents to which it is a party and the Intercreditor Agreement.

(i)                                     If at any time or times the Trustee shall receive (i) by payment, foreclosure, realization, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture, the Security Documents and the Intercreditor Agreement.

(j)                                    The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession.  Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

(k)                                 The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreement other than pursuant to the instructions of the Trustee acting upon Holder direction or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(l)                                     If the Company or any Guarantor (i) incurs any obligations in respect of First Lien Obligations at any time when no Intercreditor Agreement is in effect or at any time when Indebtedness constituting First Lien Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officers’ Certificate and Opinion of Counsel so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Lien Obligations so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Collateral Agent and its counsel), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(m)                             If the Company or any Guarantor incurs any obligations secured on a junior priority basis to the Notes and delivers to the Collateral Agent an Officers’ Certificate and Opinion of Counsel so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on terms that are customary for such financings as determined by the Company in good faith reflecting the subordination of such Liens to the Liens securing the Notes Obligations) in favor of a designated agent or representative for the holders of the Indebtedness, which is secured on a junior priority basis to the Notes Obligations, so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(n)                                 No provision of this Indenture, the Intercreditor Agreement or any Security Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall not have received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto.  Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreement or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire title, control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise  any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability.  The Collateral Agent shall at any time be entitled to cease taking any action described in this paragraph (n) if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(o)                                 The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreement and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel.  The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(p)                                 Neither the Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.  Neither the Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(q)                                 The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Grantor under this Indenture, the Intercreditor Agreement and the Security Documents.  The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any Notes Documentation or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreement or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreement and any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Intercreditor Agreement and the Security Documents.  The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreement and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreement and any Security Documents.  The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreement and the Security Documents unless expressly set forth hereunder or thereunder.  The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of the Notes Documentation.

(r)                                    The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreement, the Security Documents or any actions taken pursuant hereto or thereto.  Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreement and the Security Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral.

(s)                                   Upon the receipt by the Collateral Agent of a written request of the Company signed by one Officer of the Company (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document in form satisfactory to the Collateral Agent to be executed after the Issue Date.  Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 12.08(s), and (ii) instruct the Collateral Agent to execute and enter into such Security Document.  Any such execution of a Security Document shall be at the direction and expense of the Company, upon delivery to the Collateral Agent of an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied.  The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Security Documents.  The Collateral Agent shall have no liability with respect to signing such document presented to it in accordance with this paragraph.

(t)                                    Subject to the provisions of the applicable Security Documents and the Intercreditor Agreement, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Intercreditor Agreement and the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof.  For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreement or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable.

(u)                                 After the occurrence of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Intercreditor Agreement.

(v)                                 The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents or the Intercreditor Agreement and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 hereof and the other provisions of this Indenture.

(w)                               Subject to the terms of the Security Documents, in each case that the Collateral Agent may or is required hereunder or under any other Notes Documentation to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Notes Documentation, the Collateral Agent will only do so upon direction and receiving indemnity satisfactory to it from the Holders of a majority in aggregate principal amount of the then outstanding Notes.  The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes.  Subject to the terms of the Security Documents, until the Collateral Agent receives direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(x)                                 Notwithstanding anything to the contrary in this Indenture or any other Notes Documentation, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Notes Documentation (including without limitation the filing or continuation of any Uniform Commercial Code financing or continuation statements or similar documents or instruments, nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(y)                                 Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.04.  The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(z)                                  Notwithstanding anything to the contrary contained herein, the Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee solely with respect to the Security Documents, the Intercreditor Agreement and the Collateral.

(aa)                          The Company shall pay compensation to, reimburse expenses of and indemnify the Collateral Agent in accordance with Section 7.07.

(bb)                          In connection with any actions taken pursuant to this Indenture or the Security Documents, the Collateral Agent shall also be entitled to all rights, protections and immunities granted to it under the Security Agreement and the other Security Documents.  In the event of any conflict relating to such rights, protections or immunities, the terms of the Security Agreement shall govern.

Section 12.09.                  Designations.

Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement requiring the Company to designate Indebtedness for the purposes of the term “First Lien Obligations,”  or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an Officer and delivered to the Trustee, the Collateral Agent and the Credit Facility Agent.  For all purposes hereof and the Intercreditor Agreement, the Company hereby designate the Obligations pursuant to the New Credit Facilities as “First Priority Obligations” or hereunder as “First Lien Obligations.”

Section 12.10.                  No Impairment of the Security Interests.

Except as otherwise permitted under this Indenture, the Intercreditor Agreement and the Security Documents, neither the Company nor any of the Guarantors will be permitted to take any action, or knowingly omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes.

ARTICLE 13.
MISCELLANEOUS

Section 13.01.                  [Reserved].

Section 13.02.                  Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other’s address, as follows:

If to the Company or any Guarantor:

c/o Global Cash Access Holdings, Inc.
7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada 89113
Telecopier No.:  (702) 262-5039
Attention:  General Counsel

With a copy to (which shall not constitute notice):

DLA Piper LLP (US)
2525 East Camelback Road, Suite 1000
Phoenix, Arizona 85253
Facsimile:  (480) 606-5526
Attention:  David P. Lewis

If to the Trustee or Collateral Agent and/or Agents:

Deutsche Bank Trust Company Americas
Trust & Agency Services
60 Wall Street, 16th Floor
Mail Stop: NYC60-1630

New York, New York 10005
Attn:  Corporates Team Deal Manager — Global Cash Access, Inc.
Fax:  732-578-4635

With a copy to:

Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
Trust & Agency Services
100 Plaza One, Mailstop JCY03-0699
Jersey City, New Jersey 07311
Attn:  Corporates Team Deal Manager — Global Cash Access, Inc.
Fax:  732-578-4635

The Company, the Guarantors, the Trustee or the Collateral Agent, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company or any Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03.                  Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04.                  Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee or Collateral Agent to take any action under this Indenture or the Security Documents, the Company shall furnish to the Trustee and/or the Collateral Agent:

(a)                                 an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture or the Security Documents relating to the proposed action have been satisfied; and

(b)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05.                  Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or the Security Documents and shall include:

(a)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06.                  Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07.                  No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture and the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08.                  Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09.                  No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company, any Subsidiary or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10.                  Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.02.

Section 13.11.                  Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12.                  Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13.                  Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions.  Unless otherwise indicated, references in this Indenture to Articles and Sections are to the articles and sections of this Indenture.

Section 13.14.                  Patriot Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee, Collateral Agent and Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and Agents. Accordingly, each of the parties agree to provide to the Trustee, Collateral Agent and Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee, Collateral Agent and Agents to comply with Applicable Law.

Section 13.15.                  Force Majeure.

The Trustee and Agents shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee, Collateral Agent and Agents (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 13.16.                  Waiver of Jury Trial.

Each of the Company, the Guarantors, the Trustee, the Collateral Agent, Paying Agent, Registrar and Transfer Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes or the transactions contemplated hereby.

[Signatures on following page]

SIGNATURES

MOVIE ESCROW, INC.

By:	/s/ Ram V. Chary
	Name:	Ram V. Chary
	Title:	President, Secretary and Treasurer

Assumption Confirmation

By executing and delivering this Agreement, the undersigned hereby confirms that it is the “Company” under the Indenture to which this Assumption Confirmation is attached.  MOVIE ESCROW, INC. shall forthwith merge with and into GLOBAL CASH ACCESS, INC., with GLOBAL CASH ACCESS, INC., as the surviving Person.  By operation of law, the undersigned shall be, and the undersigned hereby expressly acknowledges that it is, fully and unconditionally responsible for the liabilities and obligations of MOVIE ESCROW, INC. and the “Company” under the Indenture to which this Assumption Confirmation is attached and expressly accepts and consents to the issuance of any Note (including any Global Notes) thereunder in the name of the undersigned.

GLOBAL CASH ACCESS, INC.

By:	/s/ Randy L. Taylor
	Name:	Randy L. Taylor
	Title:	Executive Vice President,
Chief Financial Officer and Treasurer

[Signature Page to Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee and Collateral Agent

By:	Deutsche Bank National Trust Company

By:	/s/ Rodney Gaughan
	Name:	Rodney Gaughan
	Title:	Vice President

By:	/s/ Robert S. Peschler
	Name:	Robert S. Peschler
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

CUSIP Numbers:	144A Notes: 37954M AA7
Reg S Notes: U3165B AA5
ISIN Numbers:	144A Notes: US37954MAA71
Reg S Notes: USU3165BAA53

7.75% Senior Secured Note due 2021

No.	$

GLOBAL CASH ACCESS, INC.

promises to pay to                                 or registered assigns,

on March 15, 2021,

the principal sum of                                Dollars[, as such amount may increase or decrease as set forth on Schedule A].

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1

Dated:                        , 20   .

GLOBAL CASH ACCESS, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
  as Trustee

By:
Authorized Signatory

[Back of Note]
7.75% Senior Secured Note due 2021

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Restricted Security Legend, if applicable, pursuant to the provisions of the Indenture]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                      INTEREST.  Movie Escrow, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 7.75% per annum from December 19, 2014 until maturity.  The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be March 15, 2015.  The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest on overdue installments of interest from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.                                      METHOD OF PAYMENT.  The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Notes.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                      PAYING AGENT, TRANSFER AGENT AND REGISTRAR.  Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent, Transfer Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act as Paying Agent and Registrar.

4.                                      INDENTURE.  The Company issued the Notes under an Indenture dated as of December 19, 2014 (the “Indenture”) among the Company, the Guarantors listed therein and the Trustee and Collateral Agent.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.                                      OPTIONAL REDEMPTION.

(a)                                 Except as set forth in clauses (b) and (c) of Section 3.07 of the Indenture or in any Additional Notes that contain optional redemption provisions in accordance with Section 2.14 of the Indenture, the Company shall not have the option to redeem the Notes prior to March 15, 2018.

On or after March 15, 2018, the Company shall have the option to redeem all or part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date (subject to the rights of Holders of Notes on any relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2018	103.875%
2019	101.938%
2020 and thereafter	100.000%

(b)                                 Notwithstanding the provisions of clause (a) of Section 3.07 of the Indenture, so long as any Notes are held by any Initial Purchaser or any Affiliate of an Initial Purchaser (other than asset management Affiliates that purchased the Notes in the ordinary course of business as part of a regular distribution of the Notes, and excluding Notes acquired pursuant to bona fide open market purchases from third parties or market making activities), the Company may, at its option, upon notice as provided in Section 3.03 of the Indenture, on one or more occasions redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to, but excluding the redemption date, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date.

(c)                                  Notwithstanding the provisions of clause (a) of Section 3.07 of the Indenture, at any time prior to March 15, 2018, the Company may, upon not less than 30 but not more than 60 days’ prior written notice mailed by first class mail to each Holder’s registered address (with a copy to the Trustee), on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 107.75% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, subject to the rights of Holders of such Notes on any relevant record date to receive interest due on the relevant Interest Payment Date, with the Net Cash Proceeds of one or more Public Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of the Notes issued under the Indenture remain outstanding immediately after the occurrence of such redemption (excluding any such Notes held by GCA and its Subsidiaries); and (ii) the redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

(d)                                 Notwithstanding the provisions of clause (a) of Section 3.07 of the Indenture, at any time prior to March 15, 2018, the Company may also redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest to the date of redemption, subject to the rights of Holders of the Notes on any relevant record date to receive interest due on the relevant Interest Payment Date.

6.                                      MANDATORY REDEMPTION.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.                                      MANDATORY DISPOSITION OR REDEMPTION PURSUANT TO GAMING LAWS.  Pursuant to the Indenture, the Company has the right to require a Holder to dispose of such Holder’s Notes if such Holder or the beneficial owner of such Notes is required to be licensed, qualified or found suitable under applicable

Gaming Laws and is not so licensed, qualified or found suitable within any time period specified by the applicable Gaming Authority.  In the event any such Holder fails to dispose of Notes within a prescribed time period, the Company shall have the right to call such Notes for redemption at a redemption price (to be calculated by the Company) equal to the lesser of (i) the lowest closing sale price of the Notes on any trading day during the 120-day period ending on the date upon which the Company shall have received notice from such Gaming Authority of such Holder’s disqualification or (ii) the price at which such Holder or beneficial owner acquired the Notes, unless a different redemption price is required by such Gaming Authority, in which event such required price shall be the redemption price.

8.                                      [RESERVED].

9.                                      REPURCHASE AT OPTION OF THE HOLDER.

(a)                                 Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase such Holder’s Notes, in whole, or in part in a principal amount that is $2,000 or an integral multiple of $1,000 in excess of $2,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount thereof on any Change of Control Payment Date plus accrued and unpaid interest to the Change of Control Payment Date.

On or before the 30th day following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a written notice regarding the Change of Control Offer to each Holder of Notes (with a copy to the Trustee).  The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below and tendering this Note pursuant to the Change of Control Offer.  Unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

(b)                                 If at any time GCA, the Company or any Restricted Subsidiary engages in any Asset Sale and/or suffers (or incurs) an Event of Loss, as a result of which the aggregate amount of Excess Proceeds exceeds $20,000,000, the Company shall, within 15 Business Days of the date the amount of Excess Proceeds exceeds $20,000,000, use the then-existing Excess Proceeds to make an offer to purchase, on a pro rata basis, from all Holders of the Notes, and, if required by the terms of any other First Lien Obligations containing comparable rights (which Lien is not subordinated to the Lien securing the Notes in respect of the Collateral), the holders of such other outstanding First Lien Obligations, an aggregate principal amount equal to the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon.  Upon completion of a Prepayment Offer (including payment for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes or for the repurchase of Indebtedness subordinated in right of payment to the Notes or the Note Guarantees if required to be purchased pursuant to their respective terms.

Within 15 Business Days of the date the amount of Excess Proceeds exceeds $20,000,000, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Prepayment Offer to each Holder of Notes.  The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below and tendering this Note pursuant to the Prepayment Offer.  Unless the Company defaults in the payment of the purchase price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Prepayment Offer will cease to accrue interest from and after the purchase date.

10.                               NOTICE OF REDEMPTION.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notices of redemption may be conditional.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  Unless the Company defaults in making such redemption payment, on and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

11.                               DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  In addition, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

12.                               PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

13.                               AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes, the Security Documents and the Intercreditor Agreement may be amended without prior notice to any Holder of Notes but with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (including Additional Notes, if any) and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (including Additional Notes, if any).  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Company, the Guarantors, the Trustee may amend or supplement the Indenture or the Notes to (a) cure any ambiguity, defect, mistake, omission, or inconsistency; (b) provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes or Note Guarantees, as applicable, by a successor to the Company or such Guarantor pursuant to Article 5 of the Indenture; (c) provide for uncertificated Notes in addition to or in place of certificated Notes; (d) add any Note Guarantees with respect to the Notes and to release such Note Guarantees when required or permitted by the terms of the Indenture; (e) secure the Notes; (f) add to the covenants of the Company or any Guarantor for the benefit of the Holders of the Notes or the Note Guarantees or to surrender any right or power conferred upon the Company or any Guarantor; (g) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder; (h) conform the text of the Indenture, the Notes, the Security Documents, the Intercreditor Agreement or the Note Guarantees to any provision of the “Description of Secured Notes” section of the Offering Memorandum dated December 17, 2014, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Secured Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Note Guarantee as set forth in an Officers’ Certificate; (i) provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as in effect on the Issue Date; or (j) remove redemption provisions included in any Additional Notes pursuant to Section 2.14 of the Indenture that, pursuant to the terms of such redemption provisions, are no longer in effect.

14.                               DEFAULTS AND REMEDIES.  Events of Default include:  (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon acceleration, required purchase or otherwise; (iii) failure by the Company to comply with Section 5.01(a) of the Indenture; (iv) failure by the Company or any Guarantor to observe, perform or comply with any of the other covenants and agreements in the Indenture, the Notes, or the Note Guarantees and such failure to observe, perform or comply continues for a period of 60 days after receipt by the Company of a written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class; (v) Indebtedness of GCA, the Company or any Restricted Subsidiary is not paid when due or within any applicable grace period or is accelerated by the holders thereof and, in either case, the total amount of such unpaid or accelerated Indebtedness exceeds $25,000,000; (vi) the entry by a court of competent jurisdiction of one or more judgments or orders against GCA, the Company or any Restricted Subsidiary in an uninsured aggregate amount in excess of $25,000,000 and such judgment or order is not discharged, waived, stayed or satisfied for a period of 60 consecutive days; (vii) certain events of bankruptcy, insolvency or reorganization affecting GCA, the Company or any Guarantor that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (viii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person controlling such Guarantor, denies or disaffirms its obligations under its Note Guarantee, and such default continues for a period of 10 days.  A Default under clause (v) or (vi) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) notify the Company of the Default; provided that any Default under clause (v) above resulting from a default or acceleration with respect to Indebtedness will not be considered an Event of Default if such default or acceleration is cured or annulled, respectively, within 30 days of the receipt by the Company of such notice of default from the Trustee or Holders of not less than 25% in aggregate principal amount of the Notes.  Subject to the following paragraph, if any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes (including Additional Notes, if any) may declare all the Notes to be due and payable by a notice in writing to the Company (and to the Trustee, if given by the Holders) specifying the Event of Default and that it is a “notice of acceleration” and on the fifth Business Day after delivery of such notice, the principal amount, together with any accrued and unpaid interest on all of the Notes then outstanding, will become immediately due and payable.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, the Notes.

The provisions of this Paragraph 14 are subject to certain limitations and exceptions set forth in the Indenture with respect to an Event of Default that occurs by reason of a default with respect to any redemption provisions contained solely in Additional Notes.

15.                               TRUSTEE DEALINGS WITH THE COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Affiliates of the Company, and may otherwise deal with the Company or their Affiliates, as if it were not the Trustee.

16.                               NO RECOURSE AGAINST OTHERS.  A director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees, the Security Documents, the Intercreditor Agreement or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

17.                               AUTHENTICATION.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

18.                               ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.                               CUSIP NUMBERS; ISINS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and ISINs to be printed on the Notes and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.                               GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.                               SECURITY.  This Note will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents.  The Trustee and the Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Holders of the Notes, in each case pursuant to the Security Documents and the Intercreditor Agreement.  Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to Global Cash Access Holdings, Inc., 7250 South Tenaya Way, Suite 100, Las Vegas, NV 89113, Attention:  General Counsel.

[Insert the Schedule of Principal Amount, if a Global Note]

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW

(1)                                 ☐                                    to the Company or a subsidiary thereof; or

(2)                                 ☐                                    inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)                                 ☐                                    outside the United States to a non-U.S. Person in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(4)                                 ☐                                    pursuant to another available exemption from registration under the Securities Act of 1933, as amended (if available); or

(5)                                 ☐                                    pursuant to a registration statement which has been declared effective under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3) or (4) is checked, the Holder must, prior to such transfer, furnish to the Trustee such certifications, legal opinions, or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

Signature Guarantee:	Signature

Signature

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all of this Note purchased by the Company pursuant to Section 4.13 or 4.09 of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or 4.09 of the Indenture, state the principal amount:

$

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
(Signature must be guaranteed)

EXHIBIT B

NOTE PROVISIONS

[FORM OF]

SCHEDULE OF PRINCIPAL AMOUNT

The following decreases/increases in the principal amount of this Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount	Increase in Principal Amount	Principal Amount Following such Decrease/Increase	Notation Made by or on Behalf of Registrar

B-1

[FORM OF GLOBAL NOTE LEGEND]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

[FORM OF RESTRICTED SECURITY LEGEND]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) NOT A U.S. PERSON AND IS OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

B-2

EXHIBIT C

[RESERVED]

C-1

EXHIBIT D

[RESERVED]

D-1

EXHIBIT E

FORM OF CERTIFICATE OF TRANSFER

Movie Escrow, Inc.
c/o Global Cash Access Holdings, Inc.

7250 S. Tenaya Way, Suite 100
Las Vegas, NV 89113
Attention:  General Counsel

[Registrar address block]

Re:                             7.75% Senior Secured Notes due 2021 (the “Notes”)

Reference is hereby made to the Indenture dated as of December 19, 2014 (the “Indenture”) among MOVIE ESCROW, INC., a Delaware corporation (the “Company”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee (the “Trustee”) and collateral agent.  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $            in such Note[s] or interests (the “Transfer”), to                              (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐   Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.  ☐   Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii)

the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the “Distribution Compliance Period” within the meaning of Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Restricted Security Legend printed on the Regulation S Temporary Global Note and/or Regulation S Permanent Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.  ☐   Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐   such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)                                  ☐   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.  ☐   Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐   Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐   Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐   Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for the benefit of the Company, the Trustee and the Guarantors.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)  ☐  a beneficial interest in the:

(i)            ☐   144A Global Note (CUSIP [    ]), or

(ii)           ☐   Regulation S Global Note (CUSIP [    ]), or

(b)  ☐  a Restricted Definitive Note.

2.             After the Transfer the Transferee will hold:

[CHECK ONE]

(a)  ☐  a beneficial interest in the:

(i)            ☐  144A Global Note (CUSIP [     ]), or

(ii)           ☐  Regulation S Global Note (CUSIP [    ]), or

(iii)          ☐  Unrestricted Global Note (CUSIP          ); or

(b)  ☐  a Restricted Definitive Note; or

(c)  ☐  an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT F

FORM OF CERTIFICATE OF EXCHANGE

Movie Escrow, Inc.
c/o Global Cash Access Holdings, Inc.
7250 S. Tenaya Way, Suite 100
Las Vegas, NV 89113
Attention:  General Counsel

[Registrar address block]

Re:                             7.75% Senior Secured Notes due 2021 (the “Notes”)

(CUSIP [    ])

Reference is hereby made to the Indenture dated as of December 19, 2014 (the “Indenture”) among MOVIE ESCROW, INC., a Delaware corporation (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee (the “Trustee”) and collateral agent.  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐     Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐     Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to such Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐     Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐     Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable such Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐     Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐     Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Temporary Global Note,  ☐ Regulation S Permanent Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to such Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for the benefit of the Company, the Trustee and the Guarantors.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

EXHIBIT G

FORM OF SUPPLEMENTAL INDENTURE

MOVIE ESCROW, INC.

and

the Guarantors named herein

7.75% SENIOR SECURED NOTES DUE 2021

FORM OF SUPPLEMENTAL INDENTURE

DATED AS OF [         ]

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Trustee and Collateral Agent

This SUPPLEMENTAL INDENTURE, dated as of               , 20   is by and among Global Cash Access, Inc., a Delaware corporation (the “Company”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”).

RECITALS

WHEREAS, Movie Escrow, Inc., a Delaware corporation (the “Escrow Issuer”), has heretofore executed and delivered to the Trustee the Indenture (the “Original Indenture”), dated as of December 19, 2014, providing for the issuance of an unlimited aggregate principal amount of 7.75% Senior Secured Notes due 2021 (the “Notes”);

WHEREAS, the Company has heretofore executed and delivered to the Trustee the Supplemental Indenture (together with the Original Indenture, the “Indenture”), dated as of                       , 20   , under which the Company succeeded to all of the rights and obligations of the Escrow Issuer thereunder; and each of the Guarantors unconditionally guaranteed all of the Escrow Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth therein and under the Original Indenture;

WHEREAS, Section 9.01(d) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to add Guarantors pursuant to Section 4.18 thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors, the Trustee and the Collateral Agent, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in compliance with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors, the Trustee and the Collateral Agent covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

1.             This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

2.             This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors, the Trustee and the Collateral Agent.

3.             From this date, by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereof.

4.             Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

5.             Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture.  This Supplemental Indenture is executed and accepted by the Trustee and Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

6.             No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

7.             THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8.             The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

GLOBAL CASH ACCESS, INC.

By:
Name:
Title:

[EACH GUARANTOR SUBSIDIARY]

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee and Collateral Agent

By: Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT H

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY EACH
OF THE GUARANTORS (THE “GUARANTORS”)

Supplemental Indenture (this “Supplemental Indenture”) dated as of December 19, 2014 among Global Cash Access, Inc., a Delaware corporation (the “Company”) the Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, Movie Escrow, Inc. (the “Escrow Issuer”) has heretofore executed and delivered to the Trustee the Indenture (the “Indenture”), dated as of December 19, 2014 providing for the issuance of an unlimited aggregate principal amount of 7.75% Senior Secured Notes due 2021 (the “Notes”);

WHEREAS, the Notes were issued and sold in connection with the Merger;

WHEREAS, in connection with the Merger, the Escrow Issuer merged with and into the Company, with the Company as the surviving Person;

WHEREAS, pursuant to this Supplemental Indenture, the Company will succeed to all of the rights and obligations of the Escrow Issuer thereunder and each of the Guarantors will unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(a)           Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b)           Agreement.

(1)           Each of the Guarantors acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture (except Section 4.23 thereof), as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Indenture;

(2)           The Company and each of the Guarantors hereby represents and warrants to and agrees with the Trustee that it has all the requisite corporate, limited liability company or other power and authority to execute, deliver and perform its obligations under this Supplemental Indenture, that this Supplemental Indenture has been duly authorized, executed and delivered and that the consummation of the transactions contemplated hereby has been duly and validly authorized; and

(3)           The Company and each of the Guarantors will deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to the execution and delivery of this Supplemental Indenture have been complied with.

(c)           Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(d)           Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

(e)           Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(f)            The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein.

(g)           Benefits Acknowledged. Upon consummation of the Merger and execution and delivery of this Supplemental Indenture, the Company and each of the Guarantors will be subject to the terms and conditions set forth in the Indenture. The Company and each of the Guarantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the obligations of each as a result of this Supplemental Indenture are knowingly made in contemplation of such benefits.

(h)           Successors. All agreements of the Company and each of the Guarantors in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GLOBAL CASH ACCESS INC.

By:
Name:
Title:

GLOBAL CASH ACCESS HOLDINGS, INC.

By:
Name:
Title:

CENTRAL CREDIT, LLC

By:
Name:
Title:

GCA MTL, LLC

By:
Name:
Title:

NEWAVE, INC.

By:
Name:
Title:

MULTIMEDIA GAMES HOLDING COMPANY, INC.

By:
Name:
Title:

MULTIMEDIA GAMES, INC.

By:
Name:
Title:

MGAM TECHNOLOGIES, LLC

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee and Collateral Agent

By: Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title: